As  filed  with  the  Securities  and  Exchange   Commission  on  July 16,  2001
Registration No. 333-45210

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 7

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SUPREME HOSPITALITY
                 (Name of small business issuer in its charter)



         Nevada                          9995                       88-0460457
-------------------------------- ---------------------------- ------------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)    Identification
                                                                Number)



     41919 Skywood Drive, Temecula, California 92591             (909) 506-3435
--------------------------------------------------------------------------------
       (Address of principal executive offices)                 Telephone Number



                        Nevada Legal Forms & Books, Inc.
                  3020 W. Charleston Blvd., Las Vegas, NV 89102
             (Name, address and phone number for agent for service)

                        Copies of all communications to:
                          Orsini & Rose Law Firm, P.A.
                               5340 Central Avenue
                            St. Petersburg, FL 33707
                            Telephone: (727) 323-9633
                            Facsimile: (727) 328-2691

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]



---------------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
---------------------------  ---------------------- ----------------------- ------------------ ----------------

Title of each                Proposed               Proposed                Dollar             Amount of
class of securities          maximum offering       maximum aggregate       amount to          registration
to be registered             price per unit         offering price          be registered      fee
---------------------------  ---------------------- ----------------------- ------------------ ----------------
1,000,000 preferred shares    $6.30                 $6,300,000              $6,300,000         $1,663.20 [1]
3,756,000 common shares [2]
1,040,000 common shares [3]   .0001                 $104                    $104               $5 [1]

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).
[2] To be offered with conversion of our Preferred Stock and accrued dividends to our common stock.
[3] Common shares of selling security holders. There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                                     PART I


PROSPECTUS

Supreme Hospitality
Offering is for 1,000,000 shares of preferred stock.

We are offering up to a total of 1,000,000 shares of 10% convertible preferred stock at $6.30 per share. The shares are being offered for a period not to exceed two years. There is no minimum amount of preferred stock required to be sold in the offering. There is no escrow fund.

This prospectus also covers 3,000,000 shares of our common stock reserved for issuance upon exercise of the right to convert the preferred shares at any time after twelve months, to common shares. It also covers 756,000 shares of our common stock to be used to pay interest to holders of the preferred shares.

This prospectus relates to the offer and sale of 1,040,000 shares of common stock of Supreme Hospitality, par value $.0001 per share, by 341 security holders.

Supreme Hospitality is not listed or trading with any securities exchange.



THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.




Number of Preferred Shares   Price to Public  Broker Commission  Net proceeds after Commission
                                                                 To Us
---------------------------- ---------------- ------------------ -----------------------------
1,000 shares                 $6,300.00        $630.00            $5,670.00
Maximum 1,000,000 shares     $6,300,000.00    $630,000.00        $5,670,000.00
---------------------------- ---------------- ------------------ -----------------------------

We currently have no arrangements with underwriters or broker-dealers to sell our shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is ____________________.




                                TABLE OF CONTENTS

             To jump to a section, double-click on the section name.

PART I...........................................................................................3
   PROSPECTUS....................................................................................3
   SUMMARY INFORMATION AND RISK FACTORS..........................................................6
    OUR BUSINESS.................................................................................6
    THE PRIMARY OFFERING.........................................................................6
    THE SELLING SECURITY HOLDER OFFERING.........................................................6
   RISK FACTORS..................................................................................8
    I.  RISKS RELATED TO SUPREME HOSPITALITY.....................................................8
    II.  RISKS RELATED TO THIS OFFERING..........................................................9
    DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............................................10
   USE OF PROCEEDS..............................................................................10
   DETERMINATION OF OFFERING PRICE..............................................................10
   DILUTION.....................................................................................10
   SELLING SECURITY HOLDERS.....................................................................10
   PLAN OF DISTRIBUTION.........................................................................17
   LEGAL PROCEEDINGS............................................................................19
   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................................19
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................19
   DESCRIPTION OF SECURITIES....................................................................20
    COMMON STOCK................................................................................20
    NON-CUMULATIVE VOTING.......................................................................20
    CASH DIVIDENDS..............................................................................20
    REPORTS.....................................................................................20
    PREFERRED STOCK.............................................................................20
    LIQUIDATION PREFERENCE......................................................................21
    VOTING RIGHTS...............................................................................21
    CONVERSION RIGHTS...........................................................................21
    LITIGATION..................................................................................21
    PENNY STOCK REGULATION......................................................................21
   INTEREST OF NAMED EXPERTS AND COUNSEL........................................................22
   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........22
   ORGANIZATION WITHIN LAST FIVE YEARS..........................................................22
   DESCRIPTION OF BUSINESS......................................................................23
   AVAILABLE INFORMATION........................................................................24
   MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS..................................25
    OVERVIEW....................................................................................25
    RESULTS OF OPERATIONS.......................................................................25
   DESCRIPTION OF PROPERTY......................................................................26
   DEMOGRAPHICS.................................................................................27
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................29
   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................................29
   EXECUTIVE COMPENSATION.......................................................................30
   FINANCIAL STATEMENTS.........................................................................30
    INDEPENDENT AUDITORS' REPORT................................................................32
   CONSOLIDATED BALANCE SHEETS..................................................................33
   CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)......................................34
   CONSOLIDATED STATEMENTS OF OPERATIONS........................................................35
   CONSOLIDATED STATEMENT OF CASH FLOWS.........................................................36


                                        4

   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING................................................37
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...................................................38
   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS................................................44


SUMMARY INFORMATION AND RISK FACTORS.

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

OUR BUSINESS

Our administrative office is located 41919 Skywood Drive, Temecula, California 92591, phone numbers voice (909) 506-3435. Our registered statutory office is located at Nevada Legal Forms & Books, Inc., 3020 W. Charleston Blvd., Las Vegas, NV 89102. Our fiscal year end is December 31. We are a Nevada C-corporation.

Supreme Hospitality is in the hospitality, hotel, business catering to the business, leisure and vacation traveler. On April 30, 2000, Supreme Hospitality acquired Temecula Valley Inn as a wholly owned subsidiary. Temecula Valley Inn is located in the Temecula Valley in Southern California between Los Angeles and San Diego. It is one of the premier hotel properties in the valley. Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow.



THE PRIMARY OFFERING

Preferred Shares

     o We are offering up to 1,000,000 shares of convertible preferred stock, par value $0.0001.

     o    The preferred  shares are  convertible,  one preferred share for three
          common   shares  any  time  after   twelve   months  of  purchase  and
          automatically on its thirty-six month anniversary.

     o    The preferred shares are being offered at $6.30 per share.

     o We are offering the preferred shares for a period not to exceed two years.

     o We will use the proceeds to fund Supreme Hospitality's plan of operation.

     o    There are no preferred shares outstanding prior to the offering.

     o 1,000,000 preferred shares would be outstanding if we sale 100% of the offering.

We will be required to retain broker-dealers to sell our shares in certain states. We anticipate that we will be required to pay broker-dealers sales commissions averaging 8%, although we reserve the right to pay sales commissions up to 10%. In no event will our sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering. The chart used on the prospectus cover page assumes that all shares are sold by broker-dealers at a maximum commission of 10%. It is anticipated that not all of the shares will be sold by a broker-dealer. Accordingly, the net proceeds to us may be higher than indicated in this chart.

THE SELLING SECURITY HOLDER OFFERING

     o This prospectus relates to the registration of 1,040,000 common shares for sale of the securities held by 341 security holders of Supreme Hospitality.

     o These security holders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time.

     o Supreme Hospitality will not receive any proceeds from the sale of the securities by the selling security holders.

The shares will become tradable on the effective date of this prospectus. The selling security holders will receive the proceeds from the sale of their shares and Supreme Hospitality will not receive any of the proceeds from such sales. The selling security holders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. See Plan of Distribution. The selling security holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.

RISK FACTORS

The units being offered herein are highly speculative and involve a high degree of risk. Before making an investment in Supreme Hospitality, prospective investors should give careful attention to the following risk factors inherent in and affecting the business of Supreme Hospitality.


I.  RISKS RELATED TO SUPREME HOSPITALITY

1. Supreme Hospitality has a limited operating history and therefore, evaluating future performance and this prospectus is difficult.

Supreme Hospitality was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30,2000. Prior to its acquisition by Supreme Hospitality, Temecula Valley Inn was constructed and opened for business in 1998. Because of its limited operating history, it will be difficult to predict or evaluate future profitability of Supreme Hospitality.

2. Supreme Hospitality has incurred operating losses and could continue to do so which would result in little or no future dividends to shareholders:

Supreme Hospitality has incurred net losses and experienced negative cash flow during its two-year operating history. It could continue to incur losses in the future and result in little or no dividends to shareholders. See financial information.

3. Supreme Hospitality may not be able to compete with larger hotel/motel chains in acquiring new investments which could limit Supreme Hospitality's future growth:

Supreme Hospitality may be competing for investment opportunities with entities that have substantially greater marketing and financial resources than Supreme Hospitality. These entities may be able to accept more risk than Supreme Hospitality prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to Supreme Hospitality and increase the bargaining power of property owners seeking to sell. This could greatly affect Supreme Hospitality's ability to acquire new properties and could reduce future growth.

4. Supreme Hospitality will acquire interests only in hotel properties thereby concentrating its investments in a single industry which could increase its risk of failure:

Supreme Hospitality's current strategy is to acquire interests in hotel properties. Supreme Hospitality will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry.

5. Supreme Hospitality may not have access to sufficient equity of debt capital to pursue its acquisition strategies and therefore would be unable to continue its future growth:

Supreme Hospitality intends to continue to pursue its current growth strategy, which includes building or acquiring and improving hotel properties. There is a risk that Supreme Hospitality will not have access to sufficient equity of debt capital to pursue its acquisition strategies indefinitely. Supreme Hospitality's ability to continue to make hotel acquisitions will depend primarily on its ability to obtain additional private or public equity of debt financing. There can be no assurance that such financing will be available to make future investments.

6. The loss of Mr. Lang, sole director and president of Supreme Hospitality could cause Supreme Hospitality to fail:

Shareholders have no right or power to take part in the management of Supreme Hospitality except through the exercise of voting rights on certain specified matters. The Board of Directors is responsible for managing Supreme Hospitality. Supreme Hospitality's future success, including particularly the implementation of Supreme Hospitality's acquisition growth strategy, is substantially dependent on the active participation of Mr. Lang. The loss of services for this individual could cause Supreme Hospitality to fail.

7. Supreme Hospitality may not be able to readily liquefy its Real Estate investments at an advantageous or necessary time causing Supreme Hospitality to lose its investment:

Real estate investments are relatively illiquid. The ability of Supreme Hospitality to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the hotels will not decrease in the future. There can be no assurance that Supreme Hospitality will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of Supreme Hospitality's investment therein.


8. Because we are past due on our real estate taxes the loans with our banks could be called due and we could lose our assets and/or real and personal property collateralized by the notes.

We are in technical violation of our banks loans due to the past due status on our real estate taxes. Even though we have verbal communications with the banks that this violation does not trigger a default, verbal statements from the banks are not binding on them and the banks could still call the loan notes due and we could lose our assets and/or real and personal property which is collateralized by the notes.


II.  RISKS RELATED TO THIS OFFERING

1. Because there is no public trading market for Supreme Hospitality's preferred stock, you may not be able to resell your shares:

There is currently no public trading market for Supreme Hospitality's preferred stock or common stock, and there is no guarantee that a market will ever develop. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

We believe there is an anticipated public market for our common and preferred shares and we plan on registering the shares with an exchange as soon as practicable after the effective date of this Registration Statement.

2. You may be investing in a company that does not have adequate funds to conduct its operations and suffer the loss of your investment:

There is no minimum number of shares that must be sold, there is no escrow fund and Supreme Hospitality will not refund any funds to you. It is possible that Supreme Hospitality may not raise enough funds for the acquisition of new properties and to conduct our on-going operations. If that happens, you will suffer a loss in the amount of your investment.

3. The selling security holders may sell their securities at any time and at any price they determine causing the public market for the common stock to drop:

After effectiveness of this registration statement, the non-affiliated selling security holders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling security holders could cause the public market for the common stock, should one develop, to drop. See Plan of Distribution-Sales by Selling Security holders.

4. Selling security holders can sell their stock at prices below the primary offering which could reduce the amount of money Supreme Hospitality raises in the offering:

All of the selling security holders shares of Supreme Hospitality will become tradable on the effective date of the registration statement and the selling security holders will compete with Supreme Hospitality to sell their shares. The selling security holders can sell their stock at prices below the primary offering which could reduce the amount of money Supreme Hospitality raises in the offering.

5. Unless Supreme Hospitality's stock reaches and maintains a market price of $5.00 or greater, the penny stock regulation may impair shareholder's ability to sell Supreme Hospitality's stock:

If trading in Supreme Hospitality's stock begins, its common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges. Penny stocks are subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors. Due to these additional requirements shareholders may be impaired in their ability to sell Supreme Hospitality's stock unless Supreme Hospitality's stock reaches $5.00 or greater. See Description of Securities-Penny Stock Regulation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This  Prospectus  includes  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 12E of the Securities Exchange Act of 1934, as amended. Although the beliefs that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

USE OF PROCEEDS


This is a best efforts offering and Supreme Hospitality may receive no or a very small amount of the proceeds. The net proceeds to be received by Supreme Hospitality from the sale of 1,000,000 preferred shares offered by Supreme Hospitality is approximately $5,537,665 after deducting $762,335 in offering fees payable by Supreme Hospitality. This best efforts offering may not sell 100% of the offering therefore should Supreme Hospitality receive less than 25% of the total offering the monies will first be allocated toward the offering fees and second towards the operating capital.

-----------  -----------  ----------  ----------  -----------  -------------
Percentage   Proceeds     Offering    Operating      Debt        Proposed
of Proceeds  Received     Fees        Capital     Retirement   Acquisitions
25%          $1,575,000   $289,835    $500,000    $785,165     0
50%          $3,150,000   $447,335    $500,000    $2,202,665   0
75%          $4,725,000   $604,835    $500,000    $3,000,000   $620,165
100%         $6,300,000   $800,000    $500,000    $3,000,000   $2,000,000
-----------  -----------  ----------  ----------  -----------  -------------


Supreme Hospitality believes the net proceeds of this offering will be sufficient to fund its plan of operation. From time to time in the ordinary course of business, Supreme Hospitality evaluates the acquisition of products, businesses, and technologies that complement Supreme Hospitality's business, for which a portion of the net proceeds may be used. Currently, Supreme Hospitality is involved in discussions with respect to developing another hotel. Pending the use of the net proceeds for the above purpose, Supreme Hospitality intends to invest such funds in short-term interest-bearing securities or other instruments, as Supreme Hospitality deems appropriate.


DETERMINATION OF OFFERING PRICE

On June 14, 2000, the registration statement for 10,000,000 shares of common stock and 1,000,000 shares of preferred stock was filed with the U.S. Securities and Exchange Commission on Form 10-SB of the 1934 Securities Act, File # 000-30803. Prior to June 2000, none of the securities have been publicly traded as no public market has existed. The Board of Directors and the key management personnel determined the public offering price of the preferred stock by adding the debt to be retired plus the offering fees and operating capital and dividing by the shares offered.

Retire Debt                                                   $   3,000,000
Acquisition of land and subsequent development                $   2,000,000
Operating capital                                             $     500,000
Offering Fees                                                 $     800,000

  Total                                                       $   6,300,000
                                                              -------------

Shares offered                1,000,000                       $6.30 per share


DILUTION.

Does not apply


SELLING SECURITY HOLDERS

Supreme Hospitality is registering for offer and sale by the holders of 1,040,000 shares of common stock held by 341 Supreme Hospitality security holders. Supreme Hospitality is paying for all the expenses of the registration.

We will receive no proceeds of this offering. The selling security holders may offer all or part of their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See Risk Factors.

All of the selling security holders' shares registered in this prospectus will become tradable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth the shares held by each person who is a selling security holders as of the date of this prospectus.


The following table is derived from our books and records, as well as from those of our transfer agent. No selling security holder is affiliated with us. No selling security holder has held any position or office or has had a material relationship with Supreme Hospitality within the past three years. The table lists the name, address, amount of common stock owned and percentage of class of the beneficial ownership of the securities of Supreme Hospitality as of the date of this prospectus.


                                                                                                                          Percentage
                                                                                                     Shares    Shares      Owned
                                                                                                     Owned     Registered  After the
Name of Security Holder                             Address of Beneficial Owner                      Currently for Resale  Offering
------------------------------------------------------------------------------------------------------------------------------------
  1 Jon Ruco, Ltd.                                  18026 Cerca Azul Dr., San Antonio TX 78259       181,400   181,400      0%
  2 First Dominion Financial Group, Inc.            1800 E. Sahara, Suite 107, Las Vegas NV 89101    181,600   181,600      0%
  3 Anthony Tomasso                                 2240 Woolbright Rd, Suite 354, Boynton Beach,
                                                     FL 33426                                          1,667     1,667      0%
  4 Hayden Financial Corp                           21560 Toledo Rd., Boca Raton, FL 33433            51,700    51,700      0%
  5 Wayne Gronquist                                 1104 Nueces Street, Austin, TX 78701                 667       667      0%
  6 Terence J. & Synda M. Kollman                   106 Rockwell Street, Harrison, NY 10528              200       200      0%
  7 Lev-Ari Communications, Inc.                    147-17 Newport Ave., Neponsit, NY 11694              100       100      0%
  8 John C. & Chestine Vester                       3241 Sapphire ST., Bedford, TX 76021                 100       100      0%
  9 Jernan Corp.                                    810 S. E. 4th Ave., Pompano Beach, FL 33060          100       100      0%
 10 Kim A. Whittaker                                53 Emerson Road, Winchester, MA 01890                100       100      0%
 11 Myrna Cedrone                                   20 Clark St., Randolpy, MA 02368                     100       100      0%
 12 Brian Wherry                                    21553 Toledo Road, Boca Raton, FL 33433              100       100      0%
 13 Greg Papazian                                   53 Emerson Road, Winchester, MA 01890                100       100      0%
 14 Carol Jambura                                   2100 West 100th Ave, #240, Thornton, CO 80221        100       100      0%
 15 Yaakov Friedman                                 619 North Lake Drive, Lakewood NJ 08701              100       100      0%
 16 Margaret  M. De La Garza                        2915 Aftonshire Way, #2308, Austin, TX 78748         200       200      0%
 17 Kathy Tomasso                                   2240 Woolbright Rd, Suite 354, Boynton Beach,
                                                     FL 33426                                            100       100      0%
 18 Steve Lohman                                    303 E. Main St., Kent, OH 44240                      200       200      0%
 19 The Curtis Family Trust, Dated Nov 9, 1999                                                           200       200      0%
    John R. Curtis & Charlotte H. Curtis,
    Trustee(s)                                      1000 Winderley Pl, Apt 147, Maitland,
                                                     FL 32751-4171
 20 Dean E. McCall                                  5234 95th St., Lubbock, TX 79424                     100       100      0%
 21 Michael J. De La Garza                          115 S. Cortez Ave., Winter Springs,
                                                     FL 32708-2947                                       100       100      0%
 22 John M. Hubinger                                                                                     100       100      0%
    825 Falconhead Dr., Falconhead CC               Burneyville, OK 73430
 23 Martha H. Blue                                  1200 Barlow, Southlake, TX 76092                     100       100      0%
 24 Gretchen M. Hubinger                            5500 Crestwood, Kansas City, MO 64110                100       100      0%
 25 Carolyn Hubinger Kane                           435 E. St., Colma, CA 94014                          100       100      0%
 26 Barbara H. Jones                                P. O. Box 1163, St. Francisville, LA 70775           100       100      0%
 27 Joseph P. Wilkins                               7322 Oak Manor, #23, San Antonio, TX 78229           200       200      0%
 28 Kevin D. Wiley                                  2030 Grove Ave., Quincy, IL 62301                    100       100      0%
 29 N.V. One Partnership                            147-2C South Main St., Stowe, VT 05672            50,800    50,800      0%
 30 Hayden Gartzman                                 21560 Toledo Rd., Boca Raton, FL 33433               200       200      0%
 31 Gary Tashjian                                   12 Homer Rd., Arlington, MA 02116                    100       100      0%
 32 Max Ades                                        115 Marlborough St, Boston, MA 02116                 100       100      0%
 33 Gerard Pomert                                   93 Third St. Newport, RI 02840                       100       100      0%
 34 Pat Prendergast                                 2929 Greenbriar, 7212, Houston, TX 77098             100       100      0%
 35 Kelly Dath                                      8167 Sands Point Dr., Houston, TX 77036              100       100      0%
 36 Patricia Dath                                   10910 West Rd., #402, Houston, TX 77064              100       100      0%
 37 Stephen Grabowiecki                             37 Wallace Row, Wallingford, CT 06492                100       100      0%

                                       11

 38 Richard E. Grabowiecki                          37 Wallace Row, Wallingford, CT 06492                100       100      0%
 39 Anna M. Delehant                                54 Allen Rd., Horth Haven, CT 06473                  100       100      0%
 40 Ellen & Richard A. Grabowiecki                  37 Wallace Row, Wallingford, CT 06492                100       100      0%
 41 Dawn Mongeon                                    54 Park St., Wallingford, CT 06492                   100       100      0%
 42 John Delehant, Jr.                              2052 Middletown Ave, Northford, CT 06472             100       100      0%
 43 Thomas Delehant                                 142 Jail Hill Rd., Hadd, CT 06438                    100       100      0%
 44 Ernest Marrette                                 34 Gale Ave., Meriden, CT 06450                      100       100      0%
 45 Adriana S. Tomasso                              2240 Woolbright Rd, Suite 354, Boynton Beach,
                                                     FL 33426                                            100       100      0%
 46 Regina T. Tomasso                               2240 Woolbright Rd, Suite 354, Boynton Beach,
                                                     FL 33426                                            100       100      0%
 47 Krista K. Tomasso                               2240 Woolbright Rd, Suite 354, Boynton Beach,
                                                     FL 33426                                            100       100      0%
 48 Anthony Tomasi                                  1 Simos Lane, West Haven, CT 06516                   100       100      0%
 49 Leatrica M. Jackson                             16503 Quail Briar, Missouri City, TX 77489           100       100      0%
 50 Anthony D. L. Jackson                           16503 Quail Briar, Missouri City, TX 77489           100       100      0%
 51 Randie M. Jackson                               2204 Tangerine Dr., Haines City, FL 33844            100       100      0%
 52 Randie Ty Jackson                               16503 Quail Briar, Missouri City, TX 77489           100       100      0%
 53 Randle M. Jackson, IV                           16503 Quail Briar, Missouri City, TX 77489           100       100      0%
 54 Gary E. Matthews                                3734 Boulevard Hills,Atlanta, GA 30339               100       100      0%
 55 Diana Lacey-Matthews                            3734 Boulevard Hills,Atlanta, GA 30339               100       100      0%
 56 Ruth DeCarlo                                    238 Ilex Court, Villa Rica, GA 30180                 100       100      0%
 57 Martin E. Hull                                  4851 Coranada Ave., San Diego, CA 92107              200       200      0%
 58 Lyman A. Matthews                               2305 Hayes Rd., #8812, Houston, TX 77077             100       100      0%
 59 John C. Graper                                  32 Balboa Way, Hot Spring Village, AR 71909          100       100      0%
 60 Olethia H. Matthews                             32 Balboa Way, Hot Spring Village, AR 71909          100       100      0%
 61 Carol A. Cummins                                7115 Silver Star Drive, Houston, TX 77086            100       100      0%
 62 Janice Peterson                                 5111 Barton Creek, Pasadena, TX 77505                100       100      0%
 63 Gary E. Parks Cust for Matthew E. Parks TUGMA   5858 Westheimer, Suite 702, Houston, TX 77057        100       100      0%
 64 Howard A. Covens                                1810 Potomac Dr, Apt 6, Houston, TX 77057-2952       100       100      0%
 65 Donald Fitzpatrick                              111 Eustis Ave, Newport, RI 02840                    100       100      0%
 66 Marc Jablon                                     2232 E. Senoron Blvd., Spopka, FL 32703              100       100      0%
 67 Karl Soderstrom                                 536 Sabal Lake Dr., Apt 100, Longwood, FL 32779      100       100      0%
 68 Warren White                                    3346 Ronald St, Deltona, FL 32738                    100       100      0%
 69 Megan Beebe                                     601 N. Goodrich Dr, Deltona, FL 32725                100       100      0%
 70 Jeanne Whitehead                                601 N. Goodrich Dr, Deltona, FL 32725                100       100      0%
 71 Carolyn White                                   3346 Ronald ST., Deltona, FL 32738                   100       100      0%
 72 Peter Pappas Rev. Trust
    UA DTD 5/18/95                                  432 NW 111 Ave., Coral Springs, FL 33071             100       100      0%
 73 Kim Braunin                                     1861 W. Oakland Park Blvd, Ft. Lauderdale,
                                                     FL 33311                                            100       100      0%
 74 Joyce R. Ward                                   16405 Shagbark Pl, Tampa, FL 33618-1213              100       100      0%
 75 Randall W. Rice                                 19823 Wyndham Lakes Dr., Odessa, FL 33556            100       100      0%
 76 Leigh Rice                                      3702 Thornwood Dr., Tampa, FL 33618                  100       100      0%
 77 Timeca Cade                                     7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 78 Timon Cade                                      7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 79 Timala Cade                                     7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 80 Ajanee Cade                                     7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 81 Ajanti Cade                                     7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 82 Cuwani Cade Willingham                          7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 83 Brian Schottcoffel                              16214 New Field Dr., Houston, TX 77082               100       100      0%
 84 Malachi Meredith                                16214 New Field Dr., Houston, TX 77082               100       100      0%
 85 Cheryl Meredith                                 16214 New Field Dr., Houston, TX 77082               100       100      0%
 86 Timothy Cade                                    7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 87 Sandra L. Cade                                  7 Birch Tree Rd., Colonie, NY 12205                  100       100      0%
 88 Velton Cade                                     424 Sandcreek Rd., Apt 424, Albany, NY 12205         100       100      0%
 89 Terri Cade                                      60 Daytona Avenue, Albany, NY 12203                  100       100      0%
 90 Timothy Damon Cade                              60 Daytona Avenue, Albany, NY 12203                  100       100      0%
 91 Mark France                                     16039 Highlander Dr., Houston, TX 77082              100       100      0%
 92 Daphne L. Simmons                               16622 Quail Briar, Missouri City, TX 77489           100       100      0%
 93 Jerod T. Higgins                                16622 Quail Briar, Missouri City, TX 77489           100       100      0%
 94 Mark Freeman                                    142 Habitat Cir., Decatur, GA 30034                  100       100      0%
 95 Donald R. Yu                                    6363 Christie Ave., #411, Emeryville, CA 94608       100       100      0%


                                       12

 96 Kimberly Crenshaw                               1710 Alee, Mobile, AL 36605                          100       100      0%
 97 Sandra Crenshaw                                 1710 Alee, Mobile, AL 36605                          100       100      0%
 98 Lerin Crenshaw                                  1710 Alee, Mobile, AL 36605                          100       100      0%
 99 Rebel Rozmen                                    5234 95th St., Lubbock, TX 79424                     100       100      0%
100 Neal Diamond                                    P. O. Box 542013, Houston, TX 77254                  100       100      0%
101 Gary E.  Parks                                  5858 Westheimer, Sutie 702, Houston, TX 77057        100       100      0%
102 Gary E. Parks Cust Amy M. Parks, TUGMA          5858 Westheimer, Suite 702, Houston, TX 77057        100       100      0%
103 Andrew Ackeman                                  16 Sherman St.,Newport, RI 02840                     100       100      0%
104 Richard R. Blakeman                             5355 Town Center Rd., Boca Raton, FL 33486           100       100      0%
105 Nicholas & Kathleen Bompignano                  34 Avenue A., Port Washington, NY 11050              100       100      0%
106 John R. Maginnis                                4281 N. E. 18th Ave., Pompano Beach, FL 33064        100       100      0%
107 Christopher L. Atkins                           2 Tudor City PL, New York, NY 10017                  100       100      0%
108 Tim Kulhanek                                    4197 County Road W., Rhinelander, WI 54501           100       100      0%
109 Thomas G. Laros, Jr.                            6441 Lavendale, Dallas, TX 75230                     100       100      0%
110 Abbey Gartzman                                  989 Sierra Vista Lane, Valley Cottage, NY 10989      100       100      0%
111 Rae Gartzman                                    21560 Toledo Road, Boca Raton, FL 33433              100       100      0%
112 Dan Austin                                      P. O. Box 81025, Billings, MT 59108                  100       100      0%
113 Shauna Spieler                                  3146 Canyon Dr, Billings, MT 59102                   100       100      0%
114 Carol Austin                                    4424 Harvest Lane, Billings, MT 58106                100       100      0%
115 Scott Johannes                                  HC 33, Box 3034-J, Wasilla, AK 99654                 100       100      0%
116 Merilyn E. Lewis                                136 Verona Rd, DeBary, FL 32713                      100       100      0%
117 Big Apple Consulting, Inc.                      2232 E. Senoron Blvd., Spopka, FL 32703              100       100      0%
118 Carolyn Montgomery                              13255 CR 727, Webster, FL 33591                      100       100      0%
119 Kenneth Blake                                   400 Summit Ridge, #202, Longwood, FL 32779           100       100      0%
120 Janet Williams                                  1283 Chessington Circle, Heathrow, FL 32746          100       100      0%
121 Donald R. Mitchell                              525 Melrose Ave, Winter Park, FL 32769-5047          100       100      0%
122 Steven C. Montgomery                            13255 CR 727, Webster, FL 33591                      100       100      0%
123 Daniel Baldridge                                447 BlueBird St., Apopka, FL 32703                   100       100      0%
124 Scott B. Gnatt                                  162 River Bend Dr., #E, Altamonte Springs, FL
                                                    32714                                                100       100      0%
125 Matt Maguire                                    484 Autumn Oaks Place, Lake Mary, FL 32746           100       100      0%
126 John Costello                                   11508 N. Grady Ave., Tampa, FL 3324                  100       100      0%
127 Maureen Sperling                                7500 NW 17th St., Apt 304, Plantation, FL 33313      100       100      0%
128 Alison Goldberg                                 7500 NW 17th St., Apt 304, Plantation, FL 33313      100       100      0%
129 Cara Bompignano                                 1638 E. 54th St., Brooklyn, NY 11234              50,100    50,100      0%
130 OBriens Main Street Investment Club             3410 Valencia Rd, Tampa, FL 33618                    100       100      0%
131 Michael T. Husum                                11744 N. De La Mabry Hwy, Tampa, FL 33618            100       100      0%
132 Bernie O'Brian                                  11744 N. Dale  Mabry Hwy, Tampa, FL 33624            100       100      0%
133 Arthor Richards                                 3410 Valencia Rd., Tampa, FL 33618                   100       100      0%
134 Gina M. Bompignano                              3410 Valencia Rd, Tampa, FL 33618                    100       100      0%
135 Lany Sengsouriya                                320 Grant St., #212, Alameda, CA 94501               100       100      0%
136 Jennifer K. Yu                                  6363 Christie Ave., #324, Emeryville, CA 94608       100       100      0%
137 Jean K. Yu                                      6363 Christie Ave., #324, Emeryville, CA 94608       100       100      0%
138 Kathryn Beavers                                 P. O. Box 373, Bandera, TX 78003                     100       100      0%
139 Carmen Bush                                     9607 Hidden Mist Cir, San Antonio, TX 78250          100       100      0%
140 Herbert M. Garvin                               APDO 724, Zaragoza Pte. #35  45920 Ajijic,
                                                    Jalisco, Mexico                                      100       100      0%
141 Charles F. Ickes, Jr.                           1868 Harbor Ln, Naples, FL 34104                     100       100      0%
142 Nancy J. Eddleblute                             1868 Harbor Ln., Naples, FL 34104                    100       100      0%
143 Heidi Ickes                                     5665 Whitaker Rd, #201A, Naples, FL 34112            100       100      0%
144 Brandi L. Ickes                                 2766 Chaddsford Cir, Apt 100, Oviedo, FL
                                                    32763-7243                                           100       100      0%
145 Missi L. Ickes                                  1219 Solana Rd., #16, Naples, FL 34103               100       100      0%
146 Joseph B. De La Garza                           10855 Terra Vista Pkwy, #13 Rancho Cucamonga, CA
                                                    91730                                                100       100      0%
147 Ellen Samuel                                    810 SE 4th Ave, Pompano Beach, FL 33060              100       100      0%
148 Nan Samuel                                      810 S. E. 4th Ave., Pompano Beach, FL 33060          100       100      0%
149 Cecilia E. De La Garza                          10855 Terra Vista Pkwy, #13, Rancho Cucamonga,
                                                      CA 91730                                           100       100      0%
150 Theresa Saenz                                   6214 Ben Milam Cir, San Antonio, TX 78238            100       100      0%
151 Reynaldo Saenz                                  6214 Ben Milam Cir, San Antonio, TX 78238            100       100      0%
152 Sharon T. Montgomery                            3106 Brazos, #4, Houston, TX 77006                   200       200      0%
153 Joseph De La Garza                              1235 E Sunshine Dr, San Antonio, TX 78228-2945       100       100      0%
154 Henry Coons                                     500 Old Farms Road, Avon, CT 06001                   100       100      0%

                                       13

155 Mary Anne Luppino                               2050 NE 27 Ave., Pompano, FL 33062                   100       100      0%
156 Philana D. Yu                                   31 Soaring Hawk, Irvine, CA 92614                    100       100      0%
157 David R. Yu                                     31 Soaring Hawk, Irvine, CA 92614                    100       100      0%
158 Gordon McMeen                                   138 Armiijo Ct., Corrales, NM 87048                  100       100      0%
159 Jane Butel                                      138 Armiijo Ct., Corrales, NM 87048                  100       100      0%
160 Lee Barron Wernick                              19 Condor Road, Sharon, MA 02067                     100       100      0%
161 Lislie P. Lagoni                                21345 Las Pilas Road, Woodland Hills, CA 91364       100       100      0%
162 Debra Sanders                                   P O Box 3419, Livermore, CA 94551                    100       100      0%
163 Amy Senkowicz                                   915 Greenbriar Dr, Boynton Beach, FL 33435           100       100      0%
164 Gerald L Schweigert                             303 E. Main St., Kent, OH 44240                      100       100      0%
165 Leslie Goldstein                                21536 Toledo Rd., Boca Raton, FL 33433               100       100      0%
166 Goeffrey M. Strauch                             303 E. Main St., Kent, OH 44240                      100       100      0%
167 Theresa Gattey                                  21560 Toledo Rd., Boca Raton, FL 33433               100       100      0%
168 Robert Gartzman                                 21560 Toledo Road, Boca Raton, FL 33433              100       100      0%
169 Pamela Langlois                                 1107-C S. 1st St., Jacksonville Beach, FL 32250      100       100      0%
170 Michael Patterson                               1107-C S. 1st St., Jacksonville Beach, FL 32250      100       100      0%
171 Michael Ysais                                   2915 Aftonshire Way, #2308, Austin, TX 78748         100       100      0%
172 Kathryn M. Gaudiosi                             34 Elisabeth Lane, Collegeville, PA 19426-3908       100       100      0%
173 Mary C. De La Garza                             2100 West 100th Ave, #240, Thornton, CO 80221        100       100      0%
174 David W. Subry                                  8020 Holland Ct, Apt A, Arvada, CO 80005-2288        200       200      0%
175 Marie Larizza                                   640 Camellia Terrace Ct N, Neptune Beach,
                                                     FL 32266-3244                                       100       100      0%
176 Robert Russakoff                                640 N. Camellia Terr. Ct., Neptune Beach,
                                                     FL 32266                                            100       100      0%
177 Charlotte M. Sciubba                            10 Buckeye Ct, Homosassa, FL 34446                   100       100      0%
178 Chestine Vester                                 3241 Sapphire Street, Bedford, TX 76021              100       100      0%
179 Carmine J. Ferraro                              11 Weather Hill Rd, Hamburg, NJ 07419                100       100      0%
180 Frank Fortunat III                              11 Weather HIll Rd., Hamburg, NJ 07419               100       100      0%
181 Vincent C DeRico Trst for Charles DeRico
    III minr                                        34 Elisabeth Lane, Collegeville, PA 19426-3908       100       100      0%
182 Vincent C DeRico trust for Dominic De
    Rico minor                                      34 Elisabeth Lane, Collegeville, PA 19426-3908       100       100      0%
183 Vincent C. De Rico, general partner                                                                  100       100      0%
    N. V. One Partnership                           147-2C South Main Street, Stowe, VT 05672
184 Vincent C. De Rico, general partner                                                                  100       100      0%
    AIFS Associates: I                              39 Clarke Street, Newport, RI 02840
185 Vincent C. De Rico                              147-2C South Main Street, Stowe, VT 05672            100       100      0%
186 George Johns                                    533 Laurel Ave., #A, St. Paul, MN 55102              100       100      0%
187 William C. Minix                                16335 Paiter St., Houston, TX 77053                  100       100      0%
188 Susan Kubitz                                    4107 Foxbrush Ln, Sugar Land, TX 77479               100       100      0%
189 David Kubitz                                    4107 Foxbrush Ln, Sugar Land, TX 77479               100       100      0%
190 Brandi Kubitz                                   4107 Foxbrush Ln, Sugar Land, TX 77479               100       100      0%
191 Ashley Kubitz                                   4107 Foxbrush Ln, Sugar Land, TX 77479               100       100      0%
192 Daniel Contreras                                16235 Espinosa Dr., Houston, TX 77083                100       100      0%
193 Bounty Films                                    101 Gillespie Dr., Suite 9106, Franklin,
                                                     TN 37067                                            100       100      0%
194 Curt Dewitz                                     101 Gillespie Dr., Suite # 9106, Franklin,
                                                     TN 37067                                            100       100      0%
195 Natasha Dewitz                                  101 Gillespie Dr., #9106, Franklin, TN 37067         100       100      0%
196 Janny Grein                                     P. O. Box 351, Eureka Springs, AR 72632              100       100      0%
197 Bill Grein                                      P. O. Box 351, Eureka Springs, AR 72632              100       100      0%
198 Kathleen McCabe                                 665 Balsam, Lakewood, CO 80215                       100       100      0%
199 Richard Cedrone                                 4849 N. W. 29th Ct., #412, Lauderdale Lakes,
                                                     FL 33313                                            100       100      0%
200 Eric Reish                                      1768 S. Humbolot St., Denver, CO 80210               100       100      0%
201 Tara Redmond                                    5056 Wateka Dr., Dallas, TX 75209                    100       100      0%
202 Jon Sanger                                      18081 Midway Rd., #2622, Dallas, TX 75287            100       100      0%
203 Jamie E. Moring                                 4100 Gallant Ct., Flower Mound, TX 75028             100       100      0%
204 Jacqueline Small                                1723 Creekview Dr., Glenn Heights, TX 75154          100       100      0%
205 Charlotte Reeves                                3710 Chinook St., Irving, TX 75062                   100       100      0%
206 Cynthia Anstett                                 10521 Channel, Dallas, TX 75229                      100       100      0%
207 Michelle Wolfe                                  18081 Midway Rd., #2622, Dallas, TX 75287            100       100      0%
208 Lynn Vester                                     3241 Sapphire St, Bedford, TX 76021                  100       100      0%
209 Lisa Trojacek                                   3241 Sapphire St, Bedford, TX 76021                  100       100      0%
210 Gary Vester                                     3241 Sapphire ST., Bedford, TX 76021                 100       100      0%
211 Kenneth Vester                                  3241 Sapphire ST., Bedford, TX 76021                 100       100      0%

                                       14

212 Michelle Martin                                 21567 Toledo Rd., Boca Raton, FL 33433               100       100      0%
213 Grant Edmondson                                 16 Bellevue Ave., Newport, RI 02840                  100       100      0%
214 Dennis J. Blair                                 16 Bellevue Ave., Newport, RI 02840                  100       100      0%
215 Mark Burrage                                    1414 Spring, Davenport, IA 52806                     100       100      0%
216 Ann Burrage                                     1414 Spring, Davenport, IA 52806                     100       100      0%
217 Kim L. Botthof                                  21 Arlington Rd., Melrose, MA 02176                  100       100      0%
218 Peggy M. Botthof                                932 Judson 3 East, Evanston, IL 60202                100       100      0%
219 Michael B. Botthof                              21 Arlington Rd, Melrose, MA 02176                   100       100      0%
220 James T. Koo                                    26982 Beaver Ln., Los Altos Hills, CA 94022          100       100      0%
221 Nancy Seren-Doris                               9132-C S.W. 20th St., Boca Raton, FL 33428           100       100      0%
222 Thomas Doris                                    9132-C S. W. 20th St., Boca Raton, FL 33428          100       100      0%
223 Michael aka Jame M. Wnynot Seren                9132-C S. W. 20th St., Boca Raton, FL 33428          100       100      0%
224 Nicolas Eran Gronquist                          1611 Sylvan Dr, Austin, TX 78741                     100       100      0%
225 Wayne Gronquist Trst for Justin Myles Gronquist 1104 Nueces Street, Austin, TX 78701                 100       100      0%
226 Sophie M. Gronquist                             681 Springhill Dr., Hurst, TX 76053                  100       100      0%
227 Mark A. Gronquist                               4905 West Frances Place, Austin, TX 78731            100       100      0%
228 Stanley E. Weber                                5702 Penick Dr., Austin, Tx 78741                    200       200      0%
229 Stanley E. Weber                                5702 Penick Dr., Austin, Tx 78741                    100       100      0%
230 Julie A. Sass                                   1331 Falls Ave., Cuyahoga Falls, OH 44223            100       100      0%
231 Beveril Mormile                                 556 N. W. 15th Court, Boca Raton, FL 33486           100       100      0%
232 Anthony Mormile                                 556 N. W. 15th Ct, Boca Raton, FL 33486              100       100      0%
233 John A. Gattey                                  21560 Toledo Rd., Boca Raton, FL 33433               100       100      0%
234 Julie Yetter                                    7605 Creston Ln, Austin, TX 78752                    100       100      0%
235 Rebecca DeGraw                                  8005 Isaac Pryor Dr, Austin, TX 78749-1660           100       100      0%
236 Robert C. Hart                                  9 Runnymede Lane, Madison, CT 06443                  100       100      0%
237 Peter Ling                                      451 W. Longden Ave., Arcadia, CA 91007               100       100      0%
238 Deanna Pasley                                   551 Central Park Place, Brentwood, CA 94513          100       100      0%
239 Patricia Reilly                                 2803 Ostrom Ave., Long Beach, CA 90815               100       100      0%
240 Henry S. Hall                                   2 Main Street, Liberty, ME 04949                     100       100      0%
241 Susannah Homer                                  5 Main Street, Liberty, ME 04949                     100       100      0%
242 Steven E. Bryant                                2649 NE 13th Ave, Pompano Beach, FL 33064            100       100      0%
243 Adrianne Reese                                  306 Fallview Dr., McDonough, GA 30253                100       100      0%
244 LaRaymond Smith                                 356 Randall Drive, Clarksville, TN 37042             100       100      0%
245 Johnny Kindle                                   356 Randall St., Clarkville, TN 37042                100       100      0%
246 Deborah R. Kindle                               356 Randall St., Clarkville, TN 37042                100       100      0%
247 Joyce E. Reese                                  P. O. Box 16716, Atlanta, GA 30321                   100       100      0%
248 Darren M. McLeod                                1940 Fisher Rd., Apt 41-D, Atlanta, GA 30315         100       100      0%
249 Tina Y. Garmon                                  2408 Wales Drive Austell, GA 30106                   100       100      0%
250 Almeida Jones                                   2850 The Meadows Way, College PK, GA 30349           100       100      0%
251 Alicia Cook                                     2850 The Meadows Way, College PK, GA 30349           100       100      0%
252 Anita Thomas                                    201 Ravine Ave., 3-M, Yonkers, NY 10701              100       100      0%
253 Amy Miller                                      12660 Medfield, #316, Houston, TX 77082              100       100      0%
254 Mathias Follis                                  12660 Medfield, #316, Houston, TX 77082              100       100      0%
255 Brandon Miller                                  12660 Medfield, #316, Houston, TX 77082              100       100      0%
256 Tzan Parker                                     2305 Hayes Rd., Houston, TX 77077                    100       100      0%
257 Roland B. Clark                                 2220 Marina Way, #115, Kemah, TX 77565               100       100      0%
258 Alberta M. Cade                                 P. O. Box 16716, Atlanta, GA 30321                   100       100      0%
259 Todd Z. Crenshaw                                1710 Alee, Mobile, AL 36605                          100       100      0%
260 Shannon Crenshaw                                1710 Alee, Mobile, AL 36605                          100       100      0%
261 Crenshaw Zelmen                                 1710 Alee, Mobile, AL 36605                          100       100      0%
262 Katherine Lynn Johnson                          2006 Brown, Missouri City, TX 77489                  100       100      0%
263 Robert P. Theroux                               424 Thames St., Newport, RI 02840                    100       100      0%
264 Blair  B. Jones                                 501 N.W. 15th Ct, Boca Raton, FL 33486               100       100      0%
265 Alan C. Bennett                                 10655 NW 12th Manor, Plantation, FL 33322            100       100      0%
266 Lillian M. Peeples                              424 16th St., Silvis, IL 61282                       100       100      0%
267 Steve Priddy                                    2379 Briarwest, #108, Houston, TX 77077              100       100      0%
268 Shannon C. Supak                                9800 Pagewood Ln., #2505, Houston, TX 77042          100       100      0%
269 Steven W. McCoy                                 9800 Pagewood Ln., #2505, Houston, TX 77042          100       100      0%
270 Tom McClure                                     1631 Poinsettia Dr., Ft. Lauderdale, FL 33305        100       100      0%

                                       15

271 Corey P. Larder                                 6454 S. Gibraltar Cir., Aurora, CO 80016             100       100      0%
272 Jolie M. Larder                                 6454 S. Gibraltar Cir., Aurora, CO 80016             100       100      0%
273 Joallan M. Larder                               6454 S. Gibraltar Cir, Aurora, CO 80016              100       100      0%
274 Stinson D. Haas                                 19285 Indian Summer Lane, Monument, CO 80132         100       100      0%
275 Carol S. Haas                                   19285 Indian Summer Lane, Monument, CO 80132         100       100      0%
276 Hy Ochberg                                      502 Park Avenue, #6D, New York, NY 10022             100       100      0%
277 Philippe Neimetz, C/O WPH Consultants LTD.      80 Broad St., 35th Floor, New York,
                                                     NY 10004-2209                                       100       100      0%
278 Joseph V. Ossoria                               111 Havemeyer Place, Greenwich, CT 06830             100       100      0%
279 Walter De Canio                                 80 Broad St. Penthouse, New York, NY 10004           100       100      0%
280 Heather Stanfield                               959 Grove Place, Costa Mesa, CA 92627                100       100      0%
281 Robert G. Reese                                 24502 Moonfire Dr., Dana Point, CA 92629             100       100      0%
282 Peter D. Finch                                  P. O. Box 17119, Irvine, CA 92623                    100       100      0%
283 Andy Bregman                                    226 Doshers Dr, Fort Mill, SC 29708                  100       100      0%
284 Jeffrey Malken                                  10320 N. W. 16th Ct., Coral Springs, FL 33071        100       100      0%
285 David E. Harrington, Jr.                        33 Towering Pines Dr, Spring, TX 77381-2593          200       200      0%
286 Richard S.Fleischner                            7904 N. W. 72 Ave, Tamarac, FL 33321                 100       100      0%
287 Sirena M. King                                  10901 Village Bend, #1104, Houston, TX 77072         100       100      0%
288 Paul Stafford                                   348 Appian Way, Union City, CA 94587                 100       100      0%
289 Sonny Garaza                                    1395-C McQuesten Dr., San Jose, CA 95122             100       100      0%
290 Guy D. Weathers                                 1648 Milroy Place, San Jose, CA 95124                100       100      0%
291 Dennis F. Gabel                                 548 N. Lincoln Ave, Manteca, CA 95336                200       200      0%
292 Brian L. Hassig, C/O Bob Gartzman               21560 Toledo Road, Boca Raton, FL 33433              100       100      0%
293 Anselmo V. Lau                                  1507 Roosevelt Ave, Redwood City, CA 94061           100       100      0%
294 David E. Castro                                 643 Connie Ave, San Mateo, CA 94402                  100       100      0%
295 Johnnie De La Garza, trustee for Leah S. Moet   18026 Cerca Azul Dr., San Antonio TX 78259           100       100      0%
296 Joseph L. Escobar                               7554 Magnolia, Houston, TX 77023                     100       100      0%
297 Mireya Villanueva                               2623 Ivy St., Houston, TX 77026                      100       100      0%
298 Katherine Roy                                   5 Main St., Liberty, ME 04949                        100       100      0%
299 William G. Stoute                               1205 Hillside Ave, #D, Austin, TX 78704              100       100      0%
300 James C. & Patricia Davis                       10220 Pack Saddle Ct., Ft. Worth, TX 78108         1,000     1,000      0%
301 Howard & Florence Hungerford                    1744 Bechelli Lane, Redding, CA 96002             25,000    25,000      0%
302 James C. Davis                                  10220 Pack Saddle Ct., Ft. Worth, TX 78108         2,000     2,000      0%
303 Jerry D. Morris                                 689 Johnson Lane, Red Oak, TX 75154                2,000     2,000      0%
304 Douglas and/or LaVonne Lang                     14320 Miracle Court, Grabill, IN 46741            12,500    12,500      0%
305 Daniel D. Sierras                               3847 Paris Street, Hemet, CA 92545                 1,000     1,000      0%
306 Robert E. or Ann M. Schneider                   39569 Kucera Ct., Murrieta, CA 92563-5400            100       100      0%
307 AJ & CT Robles Revocable Trust                  1210 Crestlake Ave, Ventura, CA 93004                500       500      0%
308 Kenneth W. and Linda Faust                      Rt 1, Box 241 A, Grapeland, TX 75844               1,000     1,000      0%
309 Nancy K. Stuckey                                Rt 3, Box 8-S, Grapeland, TX 75844                 1,500     1,500      0%
310 Holly R. Stuckey                                Rt 3, Box 8-S, Grapeland, TX 75844                    25        25      0%
311 Jacob W. Buford                                 402 Oak Forrest, Angleton, TX 77515                  100       100      0%
312 Johnnie S. Brock                                Route 4, Box 73-A, Grapeland, TX 75844               500       500      0%
313 J. D. Holt                                      Route 4, Box 73-A, Grapeland, TX 75844             1,000     1,000      0%
314 William P. or Hope E. Burrows                   41909 Skywood Drive, Temecula, CA 92591              500       500      0%
315 Pr Mark R. or Sharon R. McLagan                 824 Brisa Del Mar, El Paso, TX 79912                 500       500      0%
316 Mary B. Patterson                               3626 Oakwood Drive, Dension, TX 75020                200       200      0%
317 Charles S. or Charlene L. Hilliard              920 Edmondson, Lewisville, TX 75077                  500       500      0%
318 Russ or Michelle Melcher                        153 14th Ave South, Columbus, NE 68601             1,750     1,750      0%
319 Daniel J. and Laura L. Cadena                   29663 Squaw Valley Dr., Sun City, CA 92586-3479      150       150      0%
320 Laura L. Cadena                                 29663 Squaw Valley Dr., Sun City, CA 92586-3479      150       150      0%
321 Adelina Rivera                                  42200 Main Street-C58, Temecula, CA 92590          1,000     1,000      0%
322 First Dominion Financial, Ltd.                  1800 E. Sahara, Suite 107, Las Vegas NV 89101    356,363   356,363      4%
323 Eugene R. Holtz                                 30596 Milano Road, Temecula, CA 92591-1933         1,000     1,000      0%
324 Harry G. or Elena J. McComas                    31400 Britton Circle, Temecula, CA 92591             250       250      0%
325 Roy G. or Ilene M. Hackman                      200 Ford Rd - Space 115, San Jose, CA 95138          500       500      0%
326 Rebecca Hackman                                 200 Ford Rd - Space 115, San Jose, CA 95138          500       500      0%
327 Cheyenne Hackman                                200 Ford Rd - Space 115, San Jose, CA 95138          100       100      0%
328 Fawn Hackman                                    200 Ford Rd - Space 115, San Jose, CA 95138          100       100      0%
329 Ariana Hackman                                  200 Ford Rd - Space 115, San Jose, CA 95138          100       100      0%

                                       16

330 John or Leanne Litaway                          24036 Colmar Lane, Murrieta, CA 92562                100       100      0%
331 Dustin and Sherri Lijeham                       19610 Clubhouse Dr., #10-222                       2,500     2,500      0%
332 Joel or Sandra Baier                            RR1, Box 179, Delmont, SD 57330-9789                 200       200      0%
333 Joshua Michael Elmore                           749 Forest Drive, Wilkesboro, NC 28697             2,128     2,128      0%
334 Lisa Lang                                       14827 SW Millikan Way, #1312, Beaverton,
                                                     OR 97006                                            100       100      0%
335 Sandra K. Chavanu                               1718 27th Street, Columbus, NE 68601                 250       250      0%
336 Patricia J. Beckner                             P. O. Box 1185, Columbus, NE 68602                   500       500      0%
337 Ryan and/or Jenna Melcher                       1908 16th Ave., Central City, NE 68626             1,500     1,500      0%
338 Harrel Davis                                    40596 Via Jalapa, Murrieta, CA 92562              40,000    40,000      0%
339 Arthur Lang & Dorothy Lang J/T                  P. O. Box 624, Grapeland, TX 75844-0624            2,500     2,500      0%
340 Ann Elmore                                      749 Forest Drive, Wilkesboro, NC 28697             5,000     5,000      0%
341 Susan Hungerford                                14308 44th Street, S.E., Snohomish, WA 98290      25,000    25,000      0%
                                                                                            total  1,040,000                0%




0% represents less than 1% of Supreme Hospitality's outstanding shares of common stock.


Mr. Rudy W. De La Garza is a major shareholder of First Dominion Financial, LTD and Jon Ruco, LTD. First Dominion Financial, LTD holds 356,363 common shares of record and Jon Ruco, LTD holds 181,400 common shares of record, collectively 537,763 common shares or 5.4% of its class.

Neither Mr. De La Garza nor First Dominion Financial, LTD nor Jon Ruco, LTD has any affiliation with First Dominion Financial Group, Inc.

Security holders, Douglas and/or La Vonne Lang, Lisa Lang and Authur Lang & Dorothy Lang J/T are related to the CEO Larry W. Lang.

Supreme Hospitality will not receive any proceeds from the sale of any shares by the selling security holders. Supreme Hospitality is bearing all expenses in connection with the registration of the selling security holders' shares.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling security holders' shares offered under Rule 415, Supreme Hospitality has made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, Supreme Hospitality has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.



PLAN OF DISTRIBUTION

We are offering up to a total of 1,000,000 shares of convertible preferred stock on a best efforts, no minimum, 1,000,000 shares maximum. The shares may be converted one, 1, preferred share for three, 3, common shares at any time after twelve months of purchase and automatically on its thirty-six month anniversary. The offering price is $6.30 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of two years from the effective date.


Supreme Hospitality will effect offers and sales of shares through printed copies of this Memorandum delivered personally or by mail or electronically by Supreme Hospitality.

Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once we have accepted the subscription.


We will sell the shares in this offering through Larry W. Lang, one of our officers and director. Mr. Lang will receive no commission from the sale of any shares. Mr. Lang will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

          1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

          2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

          3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

          4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lang is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Lang is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Lang has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after the SEC declares our registration statement effective, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states
Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of two years.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

          1.   Execute and deliver a subscription agreement

          2. Deliver a check or certified funds to us for acceptance or rejection.


All checks for subscriptions must be made payable to Supreme Hospitality.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

                  Attorney fees                                $10,000.00
                  CPA fees                                      62,037.00
                  Consultant fees                               55,000.00
                  SEC filing fee                                 1,668.00
                  NASD filing fee                                1,130.00
                  Transfer agent                                   500.00
                  Material fees (postage, copies)                2,000.00
                  Total                                       $132,335.00
=========================================================================

Sales by Non-Affiliated Selling Security holders

After effectiveness of this prospectus, the non-affiliated selling security holders may offer and sell their shares at a price and time determined by them without regard to Rule 144. The 2,000,000 shares registered in this prospectus for the selling security holders are held by non-affiliates of Supreme Hospitality.

Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.



LEGAL PROCEEDINGS

There are no legal proceedings currently pending.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name             Age          Position
---------------- ------------ --------------------------------------------
Larry W.  Lang   54           Chairman, Sole Director, President And
                              Secretary/Treasurer
                              (Principal Financial and Accounting Officer)


Mr. Larry Lang is a registered Professional engineer in 17 states. Mr. Lang through his company Mexam, Inc., provided structural engineering consulting to a number of companies. He has over 30 years experience. He was responsible for the joist design for the Ontario Mill Mall in Ontario California as well as the casino, New York, New York, in Las Vegas, Nevada. Mr Lang obtained his general Contractor's License in California in April 1998 and through his construction company Lang Construction & Dev., Inc. was the general contractor responsible for the building of Temecula Valley Inn. Mr. Lang has been involved in the hospitality industry for the last four years. Mr. Lang acquired the land, designed and constructed Temecula Valley Inn.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Supreme Hospitality's common stock by those persons beneficially holding more than 5% of Supreme Hospitality's capital stock, by Supreme Hospitality's directors and executive officers, and by all of Supreme Hospitality's directors as a group, as of December, 2000.

Security ownership of certain beneficial owners:


Class             Name & Address         No. Of Shares        Percent
----------------- ---------------------- -------------------- ---------------
Common Stock      Louise Davis           3,000,000            30%
                  40596 Via Jalapa
                  Murrieta, CA 92562
----------------- ---------------------- -------------------- ---------------

Security ownership of Management

----------------- ---------------------- -------------------- ---------------
Class             Name & Address         No. Of Shares        Percent
----------------- ---------------------- -------------------- ---------------
Common Stock      Larry W. & Diana Lang  2,960,000            30%
                  41919 Skywood Drive
                  Temecula, CA 92591
----------------- ---------------------- -------------------- ---------------
Common Stock      Floyd & Glenda Janeway 3,000,000            30%
                  25060 Hancock Avenue
                  Suite # 179
                  Murrieta, CA 92562
----------------- ---------------------- -------------------- ---------------
Common Stock      Rudy W. De La Garza    537,763 collectively 5.4%
----------------- ---------------------- -------------------- ---------------

DESCRIPTION OF SECURITIES


COMMON STOCK

Our authorized capital common stock consists of 50,000,000 shares of common stock, $.0001 par value per share. As of the date of this prospectus, there are 10,000,000 shares of common stock issued and outstanding, which are held of record by approximately 341 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of these shares.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.


NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will still own approximately 90% of our outstanding shares. After preferred share in this offering are converted for common shares of Supreme Hospitality, the present stockholders will own approximately 80% of our outstanding shares.


CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.


REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

PREFERRED STOCK

Our authorized preferred stock consists of 1,000,000 shares of stock, $.0001 par value per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Our preferred stock ranks senior to all of our other equity securities, including common stock. Dividends, when, as and if declared by the board of directors, shall be paid out of funds at the time legally available for such purpose. The preferred stock will bear simple interest at an annual rate of 10% and the interest will be paid in common stock at market price upon conversion.


LIQUIDATION PREFERENCE

In the event of a liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of shares of the preferred stock shall be entitled to receive out of our assets available for distribution to our stockholders, an amount equal to $1.00 per share, plus any accrued dividends and unpaid thereon to the date of liquidation, before any payment shall be made or any assets distributed to the holders of our common stock or any class or series of our capital stock ranking junior as to liquidation rights to the preferred stock.


VOTING RIGHTS

Supreme Hospitality shares of 10% series A preferred stock carry no voting rights except as required by law. Nevada law requires all shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series.


CONVERSION RIGHTS

The preferred stock shall, at the option of the holder, be convertible, at any time later than one year after the share is purchased, in whole or in part, into two fully paid and non-assessable shares of common stock. If, three years after the date of purchase, the holder of the preferred share has not exercised his, her, or its right of conversion, the share shall automatically convert into three fully paid and non-assessable shares of common stock.


LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.


PENNY STOCK REGULATION

Penny stocks generally are equity securities with a price of less than $5 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell Supreme Hospitality's common stock. The foregoing required penny stock restrictions will not apply to Supreme Hospitality's common stock if such stock reaches and maintains a market price of $5 or greater.


NEVADA LAW NRS 78.195

Issuance of more than one class or series of stock; rights of stockholders.
If a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.
          1. All shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class.
          2. Unless otherwise provided in the articles of incorporation, no stock issued as fully paid up may ever be assessed and the articles of incorporation must not be amended in this particular.
          3. Any rate, condition or time for payment of distributions on any class or series of stock may be made dependent upon any fact or event which may be ascertained outside the articles of incorporation or the resolution providing for the distributions adopted by the board of directors if the manner in which a fact or event may operate upon the rate, condition or time of payment for the distributions is stated in the articles of incorporation or the resolution.
          4. If the corporation is authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights must be set forth in full or summarized on the face or back of each certificate which the corporation issues to represent the stock, or on the informational statement sent pursuant to NRS 78.235, except that, in lieu thereof, the certificate or informational statement may contain a statement setting forth the office or agency of the corporation from which a stockholder may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof. The corporation shall furnish to its stockholders, upon request and without charge, a copy of any such statement or summary.
          5. The provisions of this section do not restrict the directors of a corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.


INTEREST OF NAMED EXPERTS AND COUNSEL.

None



DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.



ORGANIZATION WITHIN LAST FIVE YEARS

Grubstake, Inc. was incorporated in Nevada on November 10, 1997 and at that time had no operations and was considered a development stage company as defined in FASB No.7. Grubstake, Inc. was formed specifically to be a clean public shell for the purpose of either merging with or acquiring an operating company with assets and some operating history. The president and only director was Ms. Anne Angell. Twenty-five thousand common shares of the company were issued to The Bearer. On December 1, 1998 Grubstake, Inc. changed its name to Richwood, Inc.

Temecula Valley Inn had been the sole proprietorship of Larry and Diana Lang for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation know as Temecula Valley Inn were transferred to a newly formed S-corporation, Temecula Valley Inn, Inc.

Temecula Valley Inn, Inc.'s activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn.

On March 22, 2000 First Dominion Financial, LTD a major shareholder of Richwood, Inc., formally Grubstake, Inc. entered into a consultant agreement with Temecula Valley Inn, Inc. The fee for the services provided was $73,500. The total fee was payable as follows: $24,500.00 on signing the agreement, $24,500.00. to be paid when the form 10SB12G/A Registration Statement was filed with the Securities and Exchange Commission and on the completion and transfer of stock as per agreement for the exchange of common stock and the balance of $24,500.00 is to be paid when the stock for the merged company is initially quoted on the Over-the-Counter Bulletin Board exchange. The agreement was later verbally modified to include the filing of the form SB-2 for the Registration of Securities to Be Sold to the Public by Small Business Issuers with the
Securities and Exchange Commission. There was no monetary agreement for the exchange of stock. The purpose of the agreement was for First Dominion Financial, LTD to consult Temecula Valley Inn, Inc. on becoming a publicly trading company through a reverse merger and the completion of the documents required. This consulting agreement was filed as exhibit 99.8.

On April 17, 2000, Richwood, Inc., formally Grubstake, Inc. simultaneously changed its name to Supreme Hospitality, and the Board of directors, Mrs. Anne Angell, elected Larry W. Lang to its Board of Directors and Mrs. Anne Angell resigned. Mr. Larry Lang is now on the Board of Directors of both Supreme Hospitality and Temecula Valley Inn, Inc. and agreed to the terms and condition of the agreement for the exchange of common stock. First Dominion Financial, LTD, Jon Ruco, LTD, First Dominion Financial Group, Inc. are major shareholders of Supreme Hospitality formerly Richwood, Inc., formerly Grubstake, Inc. No shareholders of Grubstake, Inc., Richwood, Inc. or Supreme Hospitality received any fee for their role as a shareholder in the exchange of stock with Temecula Valley Inn, Inc.

Rudy W. De La Garza of First Dominion Financial, LTD a major shareholder of Supreme Hospitality negotiated for the exchange of common stock with Larry W. Lang a major shareholder of Temecula Valley Inn, Inc.


On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986. The Board of Directors and the key management personnel determined the stock for stock exchange ratio. Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 shares of Supreme Hospitality. In affect Temecula Valley Inn, Inc. traded 10% of its stock for a shell company with over 335 shareholders of record. We believe the shareholders base would be necessary for support of our stock when the stock begins trading on an exchange.


The board of directors of Supreme Hospitality believes the exchange of stock with Temecula Valley Inn, Inc. makes good business sense and would add value to the shareholders equity by being part of a fully operating company.

The board of directors of Temecula Valley Inn, Inc. believes the large shareholders base of Supreme Hospitality would add value to the company's future growth and be necessary for support of our stock when the stock begins trading on an exchange.


DESCRIPTION OF BUSINESS

You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of March 21,2001.

Company Description

Grubstake, Inc. was organized November 10, 1997, under the laws of the State of Nevada. On December 1, 1998, Grubstake, Inc. changed its name to Richwood, Inc. and on April 17, 2000, to Supreme Hospitality.

Temecula  Valley  Inn,  Inc.  became  a  wholly  owned   subsidiary  of  Supreme
Hospitality through a re-capitalization on April 30, 2000. See Organization in the Last Five Years above.

Neither Supreme Hospitality nor any of its formally known companies have been in bankruptcy, receivership or similar proceedings.

Supreme Hospitality is in the hospitality, hotel business catering to the business, leisure and vacation traveler. Its wholly owned subsidiary Temecula Valley Inn, Inc. owns and operates the Temecula Valley Inn. Temecula Valley Inn has 16 full time employees and 2 part-time employees. Currently, the executive, Larry Lang, is not taking any compensation.

Temecula Valley Inn is the newest hotel built in the Temecula Valley. Being only two years old it is considered one of the premier hotel properties in the valley. The architectural design with the massive Porte Cachare, the three-story framework and the elegant flood lighting in the evenings gives the hotel a majestic and grandeur appearance. The hotel also features interior corridor entrance for guest safety and convenience. The rooms are 13' wide instead of the normal 12' wide that is utilized in all of the other hotel/motel units in the surrounding area. The hotel furnishes refrigerators, hair dryers, coffee pots and 25" color televisions with remote in every room. There is only one other hotel in Temecula that offers the amount of extra amenities to its guests. Temecula Valley Inn has been given the highest honors in the Days Inns Franchise group. They have classified the hotel as a five sunburst, Chairman's Award rating. It was selected as only one of ten out of a total of 1,925 hotels to represent the Days Inn with the picture of the hotel on the cover of the International directory.

Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow. The occupancy average rate for 1999 was 47.30% while in 2000 the average was 50.10%, an increase of 5.92%. As of March 31, 2001 the occupancy average rate was 65.09% compared to March 31, 2000 at 43.11% representing an increase of 51% for the first quarter. The average daily rate for 1999 was $79.65 per room while in 2000 it was $81.78 per room, an increase of 2.67%. As of March 31, 2001 the average daily rate was down at $73.61 compared to March 31, 2000 at $83.86, or a decrease of 12%. An indicator more commonly used in the industry is the revenue per available room rate. This rate shows 1999 at $37.67 and year 2000 at $40.97, an increase of 8.75% for the year and as of March 31, 2001 a rate of 47.91 compared to the same time in 2000 at $36.15 for an increase of 33%.

Supreme Hospitality currently serves the traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations, Supreme Hospitality has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, Supreme Hospitality attracts customers who are typically in town to attend various community functions including, but not limited to, the Balloon and Wine

Festival and the Rod Run. During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekends approached approximately 100% on average during the two years of operation.

There are 11 hotels and motels with 810 rooms, in the community area including Temecula Valley Inn. The property has excellent visibility and easy access from Interstate 15. There are numerous restaurants within walking distance of the hotel. Supreme Hospitality utilizes the services of Resolutions to assist in the booking of rooms. This firm charges 12% for reservations they make. The website generates approximately 15% of business, whereas walk-ins average 20%, corporate business averages 40%, AARP & AAA combined provide 25%.

Temecula Valley Inn has developed its own website to take advantage of the growing Internet market. The hotel's web address is www.temeculavalley.com. The hotel is insured by Legion insurance company at 4,000,000 for the building, 1,500,000 personal Property and 2,000,000 business income lost, all with a $1,000 deductible. This insurance policy can be located as exhibit 99.10 titled Temecula Valley Inn Insurance Policy.

Supreme Hospitality's acquisition growth strategy is to increase cash flow and enhance shareholder value by building or acquiring additional hotels that meet Supreme Hospitality's investment criteria.

Supreme Hospitality, on July 1, 2000 entered into a franchise agreement with Days Inn of America. The franchise fee is 8 1/2% of gross room revenues, payable monthly. The first two months were charged at a reduced rate of 2%. Supreme Hospitality expects increased room revenues due to Days Inn of America's national and international marketing programs. Supreme Hospitality does not have the need for any government approval of its services. There is no government regulation on the business. There was no research and development activity. Supreme Hospitality does not have any products or services, which are affected by environmental laws. The franchise agreement can be located on page 48 of this document, exhibit 99.7.

Competitive Conditions

The hotel industry is highly competitive and hotels experience competition primarily from other upscale hotels in its immediate vicinity. However there is also competition with hotel properties in the same geographic market. Supreme Hospitality will also be in competition with hotels which may have substantially greater marketing and financial resources than Supreme Hospitality.


AVAILABLE INFORMATION

Supreme Hospitality has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form 10-SB ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the

Securities.  This  Prospectus,   which  constitutes  part  of  the  Registration
Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549. Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC. Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

Supreme Hospitality is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the location described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549, at prescribed rates.


MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion should be read in connection with Supreme Hospitality's financial statements and related notes thereto included elsewhere in this Prospectus.

OVERVIEW

Supreme Hospitality was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicity held corporation. On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, a Nevada Corporation as a wholly owned subsidiary of Supreme Hospitality in an exchange of Common Stock, Sub Curia. The primary activity of Supreme Hospitality is the hospitality business for both the business and leisure traveler.


RESULTS OF OPERATIONS

Total revenues, ending December 31, 1999, were $1,257,463, compared to the year 2000, ending December 31, 2000, which were $1,410,429. Total revenues, ending March 31, 2000, were $315,203, compared to the period ending March 31, 2001 of $400,368. The small increase in revenues for both periods is minute and needs no further discussion.

Total Operating Expenses, ending December 31, 1999, were $1,678,825, compared to the year ending December 31, 2000, which were $1,778,313. The main reason for this slight increase in operating expenses is the increase in interest in the year 2000. In the year ending December 31, 1999 the total interest in operating expenses was $540,176, compared with the year ending December 31, 2000 which had a total interest amount of $619,007. Loss from operations, ending December 31, 1999 were $421, 362, compared to the year ending December 31, 2000, which were $367,884.


Due to unexpected higher cost of start-up and one year of city road construction on our only entrance, which inhibited our projected cliental, we became past due in our real estate taxes. The amount of these past due taxes is $104,000 which includes interest and penalties for the period from December 1999 through May 2000. We are now in technical violation of both bank loans. Our auditor and Mr. Lang have had verbal commutations with the banks which have replied, and we quote, that although the arrears are a serious matter, the arrears do not trigger a default of the loans, end of quote. However, because verbal statements from the banks are not binding on them, the banks could still call the notes due. Furthermore, as the loan payments are currently maintained, and Supreme Hospitality timely and fully explains its reasons for any technical violations, the banks will not call the loan due. Due to the banks response and the fact that we are and have been current with our bank loans, we do not perceive the arrears a risk at this time. The bank notes can be found as exhibit 99.9, Valley Independent Bank Note and exhibit 99.11, Temecula Valley Bank Note.


Due to the increase in revenue we have experienced during the first quarter of this year, we are meeting all our financial obligations and feel we will continue to do so in the future. We have been able to set aside a fund to be used for the repayment of the back taxes due, and expect to be current by the end of this year.

Supreme Hospitality may obtain funds for additional hotel construction or acquisition by private placement, equity or debt issues. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Investors will entrust their investment monies to Supreme Hospitality's management before they have a chance to analyze any ultimate success which is heavily dependent on Supreme Hospitality's management, which will have virtually unlimited discretion in new construction or acquisition.

Relating to the Temecula Valley Inn, depreciation is provided on the financial statements on the straight-line method. For tax purposes, MACRS is used. For both, the following estimated useful lives are:

         Building and Improvements          40 years
         Land Improvements                  15-40 years
         Furniture and Equipment            7-10 years

On the Temecula hotel, the realty tax rate on the building and land is 1.12925% plus fixed charges of $5,904. The annual taxes are $82,820. There are no proposed improvements on this property.

Supreme Hospitality plans to develop and construct a hotel in the future in Redding, California. It has an option to purchase approximately 2.61 acres of approved hotel property for $1,300,000 including a complete package, which consists of a business plan, construction costs, drawings, etc. See Exhibit 99.6, Option Agreement. This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. This parcel is the last available hotel property in this immediate area. The cost is estimated to be $5,800,000 for land, building and improvements. Supreme Hospitality has not paid any money for the option. The option price is $1,300,000. The contract to purchase the land was signed in May 2000 and is effective for 12 months. Larry Lang has verbally agreed to extend the Option through May 2002. The current owner of the land is Larry Lang, a major stockholder of Supreme Hospitality. The current plan is to exercise the purchase option on the Redding property and develop and build a 90-room hotel on this property. This development is anticipated to be the next development Supreme Hospitality will undertake.

The small business does not own the above-described property and therefore, has no interest, mortgages, liens or encumbrances against such properties. The monies will be obtained through the raising of additional equity funds. At this time Supreme Hospitality does not have the appropriate funds for this option and has not investigated any other means for acquiring these funds. In the event Supreme Hospitality should be unable to raise the funds from the offering herein, Supreme Hospitality may have to relinquish this offering.

Supreme Hospitality has identified other properties in the Temecula valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funding. An additional property in the Temecula Valley is included on the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for land development, building and improvements.

The management of Supreme Hospitality believes that the Temecula Valley will continue to see unprecedented growth not seen since the mid 1980's. Supreme Hospitality is poised to take advantage of that growth, given it can meet its financial requirements.

Supreme Hospitality believes that through the acquisition of the land and subsequent development of these properties, shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

As is customary in the industry, Supreme Hospitality may pay a finder's fee for locating an acquisition prospect. If any such is paid, it will be approved by Supreme Hospitality's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% of a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management has adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of Supreme Hospitality, if such person plays a material role in bringing in a transaction to Supreme Hospitality.


DESCRIPTION OF PROPERTY

Temecula Valley Inn is located at 27660 Jefferson Avenue, Temecula, CA 92590.

The mortgages on the property are as follows:

Supreme Hostility's president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to Supreme Hospitality, which was a violation of the banks' loan covenants. The banks anticipate that they will eventually require loan assumptions by Supreme Hospitality however no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of Supreme Hospitality since the majority of them are collateralized by real and personal property of Supreme Hospitality.

Note payable to a bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired.

The interest rate at December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank in the amount of $978,972, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due February 2023, collateralized by a second position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired. The prime rate on December 31, 2000 was 9.50%.



Note payable to an individual Donald W. Coop and Jennean Coop, Husband and Wife, as Community Property in the amount of $500,000 payable in monthly installments of $4,825, including interest at 10%, final payment due February 2003, collateralized by a third position on Supreme Hospitality's real property. The note has been filed as exhibit 99.12



DEMOGRAPHICS

Temecula's demographic profile shows it to be a very rapidly growing, ethnically diverse place, where relatively young, well-educated families are raising children, and succeeding economically.

Since 1990-1997, the city has grown from 27,099 to 43,100 people. The 59.0% growth rate is the fastest of any Inland Empire community with over 40,000 residents.

Temecula's  expanding  economy  has  given  it  the  wherewithal  to  devote  an increasing amount of community resources to education, parks and law enforcement. The city has 23 parks covering 199 acres, one of the premier varietal wine growing areas of California including twelve wineries that have a wide range of grapes and is one of the safest cities in California having a crime rate 50% below that of the next safest Inland Empire city as represented by 1996 studies.

Location:

Temecula is located 85 miles southeast of Los Angeles, 487 miles south of San Francisco, and 55 miles north of San Diego.

Economic Growth & Trends:



                                       1970                1980          1990           1998

Population-County                      459,074            663,116      1,170,413      1,441,036
Taxable sales-County                  $828,578          $3,274,017    $9,522,631     $11,972,371
Population-City                         2,773              8,234        27,099         46,558
Taxable Sales-City                       N/A                N/A        $119,900       $831,094
Housing Units-City                       N/A                N/A          9,130         13,947
Median Household
Income-City                              N/A                N/A         $44,270        $63,248
School Enrollment (K-12)                 N/A                N/A          7,595         14,614



                                       27

Ethnic Distribution:

White                                  80.8%
Hispanics                              14.2%
Black                                   1.5%
Asian/pacific Islander                  2.4%
American Indian                         0.5%
Other Race                              0.5%
TOTAL                                 100.0%

Climate:

AVERAGE TEMPERATURE                               RAIN                         HUMIDITY

Period     Min      Mean     Max                  Inches                   4a.m.    Noon    4p.m.
-----------------------------------------------------------------------------------------------------------

January    46.0     61.0     69.9                  1.35                     55        40       55
April      51.7     62.0     72.2                  0.75                     60        30       50
July       62.5     73.4     84.2                  0.05                     45        40       35
October    52.4     64.3     76.2                  0.46                     50        30       45

-----------------------------------------------------------------------------------------------------------
Year       57.2     64.7     73.4                  10.44                    52        40       45

Transportation:

Rail:                      None

Truck:                     Two (2) carriers are located in Temecula

Over night delivery To:    Los Angeles, San Francisco, San Diego and Phoenix.

Air: French Valley Airport, owned by Riverside County, is a general aviation facility. Approximately one hour drive to San Diego, Ontario, John Wayne and Palm Springs Airports.

Bus: Greyhound to Riverside, San Diego, Los Angeles, Riverside Transit Agency local and intercity bus service.

Ports: Nearest ports at Los Angeles-Long Beach, 85 miles northeast, and San Diego, 55 miles south.

Highways:                  I-215 north to Riverside I-15 north to Corona, Orange
                           County and Los Angeles I-15 south to San Diego County
                           State Route 79 east to Palm Springs

Community Facilities:

Health:                    72 physicians/surgeons
                           46 dentists
                           10 optometrists
                           20 chiropractors
                           2 major  hospitals are found just north of the city -
                           Inland  Valley  Regional   Medical  Center  -  Rancho
                           Springs Medical Center

Education:                 10 elementary schools
                           3 middle schools
                           2 high schools
                           1 continuation high school
                           1 independent study high school
                           9 private schools

Cultural:                  36 churches               10 banks
                           1 library                 2 savings and loans
                           7 newspapers              1 museum
                           1 cable network (TCI)     3 theaters with 9 screens

Recreation:                15 wineries
                           3 public golf courses
                           1 private golf course
                           Vail Lake (12 miles east)
                           Skinner Lake (12 miles northeast)
                           150 miles of equestrian trails

Hotels/motels:    11 hotels and motels, with 810 room, in the community area



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Grubstake, Inc. later to be called Richwood, Inc., later to be called Supreme Hospitality was founded by Anne Angell. Ms. Angell received no value from the issuer and has no options or rights of any kind to be received. There were no predecessors to Ms. Angell.


An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of Supreme Hospitality are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between Supreme
Hospitality and their other business interests. Supreme Hospitality has not formulated a policy for the resolution of such conflicts.


Regarding the Redding property: An appraisal was completed in February 1998 on the two parcels of land in Redding, CA, APN 117-170-07 & 08. The parcels, approximately 2.61 acres, appraised for $855,000.00 or $7.52 per square foot. Checking on comparable properties in the Redding area with real state agent Craig McQuire of Real Estate by Craig and Carol has indicated to us that a fair market value would be at a minimum of $10.00 per square foot or $ 1, 137,000.00 to a maximum of $12.00 per square foot or $ 1,364,000.00. This does not include any development fees.


Mr. Lang purchased the property in November 1996 with an overall cost incurred of $ 1,086,000. Additional costs have been and will be incurred by Mr. Lang in order to bring the property in a condition for construction of a hotel.

The cost of development fees, drawings, use permit and a final construction package is estimated to be approximately $ 175,000.00.

Therefore the property can be estimated to be worth approximately a minimum of $1,312,000.00 which includes the development fees and construction package.

Floyd and Glenda Janeway who are owners of 3,000,000 shares of Supreme Hospitality held a company which acted as a project manager for the hotels construction and was paid $58,000 for supervision services.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Supreme Hospitality's common or preferred stock is not presently quoted on any public market.

Common Stock

At inception, Supreme Hospitality originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the Temecula Valley Inn shareholders in a re-capitalization of Supreme Hospitality.

In connection with the employment contract of Supreme Hospitality's president, as more fully described in executive compensation, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of Supreme Hospitality's outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant.
No options were granted as of December 31, 2000.

Dividend Policy:

To date, Supreme Hospitality has not paid any cash dividends on their common stock. Supreme Hospitality currently intends to retain all of their future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.

Preferred Stock

There are 1,000,000 shares of Preferred Stock issued with a par value of $0.0001 per share. No other series of Preferred Stock has been authorized or issued. The
Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of Supreme
Hospitality  without the consent of any holder of Preferred Stock. The Preferred
Shareholders shall have no voting rights. No other series of Preferred Stock has been authorized or issued.

One Preferred share is convertible into three shares of Supreme Hospitality's common stock at any time after the first twelve months of purchase during the three-year period at the option of the shareholder. The conversion is automatic on the third year record date if not converted earlier by the shareholder.

Dividend Policy:

The Preferred shares yield a 10% per annum dividend, which is paid in common shares at the market price upon conversion. The 10% annual common stock dividend is determined by multiplying the preferred share offering price and dividing it by the market price per share. This will determine the number of common shares to the shareholder upon conversion.


EXECUTIVE COMPENSATION

Name and                                                                        Other         All
Principal                                                                       Annual        Other
position                                  Year         Salary        Bonus      Compensation  Compensation
----------------------------------------- ------------ ------------- ---------- ------------- ------------

Larry W. Lang                             1999         $000(I)       $0000      $000          $000
Chairman, Sole Director, President And    2000         $30,000(I)    $000       $000          $000
Secretary/Treasurer, Principal and        2001         $000(II)      $000       $000          $000
Financial Accounting Officer
----------------------------------------- ------------ ------------- ---------- ------------- ------------

No other officer, director, or employee received in excess of $100,000 in salary and benefits in 2000, nor do we expect to pay any officer, director, or employee in excess of $100,000 in salary and benefits in 2001.

I: Larry W. Lang earned $3,000 per month as a consultant for the period from April 1999 through April 2000, pursuant to a written agreement. He received no compensation from Supreme Hospitality in 1999 and in 2000 received a total of $30,000 for his services.

II: Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of Supreme Hospitality and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president. The employment contract was filed with Supreme Hospitality's SB-2/A as exhibit 99.5 April 2001. To date Larry W. Lang has not received any compensation from Supreme Hospitality for the year 2001.

FINANCIAL STATEMENTS

The required financial statements can be found on the following pages:

         Independent Auditor's Report                          Page 32
         Balance Sheet                                         Page 33
         Stockholder's Equity                                  Page 34
         Statement of Operations                               Page 35
         Statement of Cash Flow                                Page 36
         Weighted Average Number of Shares Outstanding         Page 37
         Notes to Financial Statements                         Page 38

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Supreme Hospitality
Temecula, California

We have audited the accompanying balance sheet of Supreme Hospitality as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Hospitality as of December 31, 2000, and the results of its operations and its cash flows for each of the years in the two years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in note 1 to the financial statements, the company is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




/s/  Braverman & Company, P.C.
------------------------------
     Braverman & Company, P.C.
     Prescott, Arizona
     March 19, 2001



                       SUPREME HOSPITALITY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
              (SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL)
                                     ASSETS
                                                                            MARCH 31,        December 31,
CURRENT ASSETS:                                                                2001              2000
                                                                        -------------------  -------------------

                                                                           (unaudited)
        Cash                                                            $          55,256    $          2,677
        Trade accounts receivable                                                  67,022              53,116
        Other                                                                       3,848               4,615
                                                                        -------------------  -------------------
                  Total current assets                                            126,126              60,408
                                                                        -------------------  -------------------

PROPERTY AND EQUIPMENT, AT COST,
     less accumulated depreciation of $622,889 and $556,108                     4,939,878            5,000,886
                                                                        -------------------  -------------------

OTHER ASSETS:
        Deferred Offering Costs                                                    81,750               81,000
        Loan fees, less accumulated amortization of $6,576                         19,789               21,034
        Initial franchise fee, less accumulated amortization of $667               23,333               24,333
        Other assets                                                               10,178               10,200
                                                                        -------------------  -------------------
                  Total other assets                                              135,050              136,567
                                                                        -------------------  -------------------
                                                                        $       5,201,054    $       5,197,861
                                                                        ===================  ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
        Trade accounts payable                                          $         244,673    $         234,159
        Related party loans                                                       634,288              492,123
        Accrued liabilities                                                       169,637              126,368
        Current maturities of long-term debt                                      278,686              287,309
                                                                        -------------------  -------------------
                  Total current liabilities                                     1,327,284            1,139,959

LONG-TERM DEBT, LESS CURRENT MATURITIES                                         4,875,952            4,936,555
                                                                        -------------------  -------------------
                  Total liabilities                                             6,203,236            6,076,514
                                                                        -------------------  -------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
        Preferred stock, $.0001 par value; authorized 1,000,000
         shares; none outstanding                                                                           -
        Common stock; $.0001 par value; authorized 50,000,000
         shares; 10,000,000 outstanding                                             1,000                1,000
        Paid-in capital                                                             1,500                1,500
        Accumulated (deficit)                                                  (1,004,682)            (881,153)
                                                                        ------------------- -------------------
                  Total stockholders' equity (deficit)                         (1,002,182)            (878,653)
                                                                        -------------------  -------------------
                                                                        $       5,201,054    $       5,197,861
                                                                        ===================  ===================




                       SUPEREME HOSPITALITY AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2000
                      AND THREE MONTHS ENDED MARCH 31, 2001

                                                  COMMON STOCK                PAID-IN         ACCUMULATED
                                       -----------------------------------
                                             SHARES        AMOUNT             CAPTIAL          (DEFICIT)            TOTAL
                                       -----------------------------------   -------------- ---------------- ---------------

(audited)

Balances, December 31, 1998                  25,000        $   2,500          $         -    $      (2,670)   $      ( 170)

Net (loss) for the year                                                                                (85)            (85)
                                       -----------------------------------   -------------- ---------------- ---------------


Balances, December 31, 1999                  25,000            2,500                    -           (2,755)           (255)
Forward stock split, change
 from no par value to par
 value of $.0001 per share                  975,000           (2,400)               2,400                                -
Recapitalization                          9,000,000              900                 (900)                               -

Pre-merger capital (deficit)                                                                      (689,172)       (689,172)
Net (loss) for the period

April 30 to December 31, 2000                                                                     (189,226)       (189,226)
                                       -----------------------------------   -------------- ---------------- ---------------


Balances, December 31, 2000                10,000,000      $     1,000        $     1,500    $    (881,153)   $   (878,653)
(unaudited)
Net (loss) for the three months
 ended March 31, 2001                                                                             (123,529)       (123,529)
                                       -----------------------------------   -------------- ---------------- ---------------

Balances, March 31, 2001 (unaudited)       10,000,000      $     1,000        $     1,500    $  (1,004,682)   $ (1,002,182)
                                       ===================================   ============== ================ ===============



                       SUPEREME HOSPITALITY AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                                       THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                          MARCH 31,
                                              ----------------------------------------   --------------------------------------
                                                     2000                 1999                      2001               2000
                                              -------------------   ------------------   --------------------------------------
                                                                                         (unaudited)          (unaudited)

REVENUES                                       $      1,410,429      $    1,257,463       $       400,368    $       315,203
                                              -------------------   ------------------   --------------------------------------

OPERATING EXPENSES:
      Selling, general and administrative               885,726            868,604                312,436            191,357
      Depreciation and amortization                     273,580            270,045                 68,025             68,487
      Interest                                          619,007            540,176                143,436            149,923
                                              -------------------   ------------------   --------------------------------------
           Total operating expenses                   1,778,313          1,678,825                523,897            409,767
                                              -------------------   ------------------   --------------------------------------

(LOSS) FROM OPERATIONS                         $       (367,884)     $    (421,362)       $      (123,529)    $      (94,564)
                                              -------------------   ------------------   --------------------------------------


NET (LOSS) PER SHARE                           $          (0.04)     $       (0.05)       $         (0.01)    $        (0.01)
                                              ===================   ==================   ======================================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING-BASIC                             9,666,667          9,000,000             10,000,000          9,000,000
                                              ===================   ==================   ======================================




                               SUPREME HOSPITALITY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   YEAR ENDED
                                                                   DECEMBER 31,            THREE MONTHS ENDED
                                                                 2000         1999          2001        2000
                                                                 ----         ----          ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES                                                    (unaudited) (unaudited)

  Net Loss                                                    ($367,884)   ($421,362)   ($123,530)
  Adjustments to reconcile net (loss) to net cash provided:
     Depreciation and amortization                              273,580      270,045       68,025       68,487
     Gain on disposition of vehicle                              (2,418)
     (Increase) decrease in  assets
     Trade accounts receivable                                  (27,314)     (11,698)     (13,906)      (4,378)
     Other current assets                                           464       (5,079)         767         (979)
     Increase(decrease) in  liabilities
     Trade accounts payable                                     126,712       26,786       10,514       31,624
     Accrued liabilities                                         65,277      (63,325)      34,647        5,218
                                                              ---------    ---------    ---------    ---------

  NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES               68,417     (204,633)     (23,483)       5,409
                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Deferred offering costs                                    (81,000)        (705)     (24,500)
     Purchase of Days Inn franchise                             (25,000)
     Loan fees                                                  (27,610)
     Other                                                       (3,000)      (1,800)       1,022        3,000
                                                              ---------    ---------    ---------    ---------
     NET CASH ( USED BY) INVESTING ACTIVITIES                  (109,000)     (29,410)         272      (21,500)
                                                              ---------    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Purchase of equipment                                      (11,238)      (5,772)
     Loan proceeds                                              123,664      445,991
     Related party loans                                        168,387      (82,547)     142,165       57,372
     Proceeds from sale of common, stock                          3,000
     Loan repayments                                           (254,052)    (128,261)     (60,603)     (53,770)
                                                              ---------    ---------    ---------    ---------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                   29,761      235,183       75,790        3,602
                                                              ---------    ---------    ---------    ---------

     NET INCREASE (DECREASE) IN CASH                            (10,822)       1,140       52,579      (12,489)

     CASH, AT BEGINNING OF YEAR                                  13,499       12,359        2,677       13,499
                                                              ---------    ---------    ---------    ---------
     CASH, AT END OF YEAR                                     $   2,677    $  13,499    $  55,256    $   1,010
                                                              =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                   $ 608,763    $ 466,280    $ 100,642    $  70,686
                                                              =========    =========    =========    =========

Supreme Hospitality
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
1999 and 2000

Balances, December 31, 1999                       25,000
Forward stock split, change
 from no par value  to par
 value of $.0001 per share                       975,000
Recapitalization                               9,000,000
Pre-merger capital (deficit)
Net (loss) for the period
 April 30 to December 31, 2000
                                            -------------

Balances, December 31, 2000                   10,000,000

                        1999
                        ----
shares issue in 2000 to acq sub                9,000,000
                        2000
                        ----
shares issued prior to recapitalization
 as of April 30, 2000                         9,000,000  x 4         36,000,000
May                         after recapital. 10,000,000              10,000,000
June                                         10,000,000              10,000,000
July                                         10,000,000              10,000,000
August                                       10,000,000              10,000,000
September                                    10,000,000              10,000,000
October                                      10,000,000              10,000,000
November                                     10,000,000              10,000,000
December                                     10,000,000              10,000,000

                            total                                   116,000,000
                            divided by 12                             9,666,667

                       SUPREME HOSPITALITY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

Supreme  Hospitality  (the Company or  Supreme),  formerly  Grubstake,  Inc. and
Richwood, Inc. was incorporated in Nevada on November 10, 1997. Until it acquired all of the outstanding common stock of Temecula Valley Inn, Inc. (TVI) in a recapitalization (reverse merger), the Company had no operations and was a development stage company as defined in FASB No.7. On April 17, 2000, pursuant to the pending recapitalization, the Company changed its name to Supreme Hospitality, and on April 30, 2000, TVI became a wholly owned subsidiary of Supreme in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.

TVI's activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn. In July of 2000, the hotel, pursuant to a franchise agreement, operated under the name of Days Inn.

Principles of Consolidation

The Company's consolidated financial statements include the financial statements of Supreme and TVI for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

The historical cost basis of all assets and liabilities of TVI have been carried forward, similar to the accounting treatment given in a "pooling of interests". TVI is considered the accounting acquirer because it became the owner of substantially all of the outstanding common stock of the acquired "shell" company. Pre-merger losses of TVI, net of $3,000 of common stock, have been classified as "pre-merger capital (deficit)" in the accompanying financial statements, since such losses have been passed through and utilized by the former owners of TVI when it was initially a proprietorship through December 31, 1999, and an S corporation in 2000, until the date of merger. Unless otherwise indicated, all references to the Company include Supreme and TVI. The corporation's year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentations.

Incorporation and Taxable Status of TVI

TVI had been a sole proprietorship for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation were transferred to a newly formed "S" corporation under the provision of Section 351 of the Internal Revenue Code of 1986. Therefore, no income tax provision is provided or applicable for the operating results of TVI prior to April 30, 2000, since those operations were included in the personal tax returns of the former owners of TVI and taxed based on their personal tax strategies.

As of and subsequent to the merger date, an income tax provision is applicable for the tax effects of transactions reported in the financial statements for taxes currently due, plus deferred taxes related to the difference between the basis of the property and equipment for financial and income tax reporting.

Revenue Recognition

Room and other revenues are recognized when earned.

Concentrations

Less than a majority of the customers of the hotel are corporate customers. There is no concentration of corporate customers in any one industry segment, and no one customer or corporation constitutes 10% or more of total revenues.

Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Loan Fees

Loan fees relating to permanent financing incurred in 1999 were capitalized and are being amortized ratably over the remaining life of the related loan. Loan fee amortization for 2000 and 1999 was $3,944 and $2,632, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, accounts receivable, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments. The fair value of the Company's long-term debt, which approximates carrying value, is estimated based on the current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Since merger, the Company has continued to sustain operating losses. For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of $60,000. Therefore as of December 31, 2000, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Loss Per Share
--------------

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No.128) "Earnings Per Share". Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. For presentation purposes, all shares outstanding have been considered outstanding since inception.

Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plan is to sell additional equity and eliminate its debt, thereby providing positive cash flow through its existing operations.

Composition of Certain Financial Captions

Property and Equipment
----------------------

      Property and equipment are stated at historical cost and are depreciated using the straight-line method over the useful lives indicated:


Land and land improvements                                    $2,120,916
Building                                                       2,376,918
Furniture and equipment                                        1,059,160
                                                               ---------

Total Cost                                                    $5,556,994
Less accumulated depreciation                                    556,108
                                                               ---------

Property and Equipment, net                                   $5,000,886
                                                               ---------



                                                         Useful lives in years
                                                         ---------------------
Building                                                             40
Land improvements                                                 15-20
Furniture, fixtures and equipment                                  3-10


Depreciation expense for the years ended December 31, 2000 and 1999 was $268,969 and $267,413, respectively

Other Assets
------------

Included in other assets is the cost of the Days Inn initial franchise fee of $25,000, which is being amortized ratably over the 15-year period of the franchise agreement, commencing in 2000. Amortization expense for 2000 was $667.
Franchise royalties and reservation system user fees totaling 8.8 percent of gross room revenues are expensed as incurred.

Deferred Offering Costs
-----------------------

Supreme entered into an agreement with a consulting firm in March 2000 which provides, among other things, that the firm will arrange for the acquisition of a shell company, obtain a trading symbol and market maker for the sale of the Company's stock, and arrange for the filing and successful completion of a registration statement with the Securities and Exchange Commission for the sale of the Company's common stock.

As of December 31, 2000, Supreme paid in full all consulting fees of $73,500, which were capitalized as a deferred offering cost along with other related registration costs incurred, pending the successful completion of a proposed public offering. If the offering is successful, all deferred costs incurred will be charged against the net proceeds of the offering. If unsuccessful, deferred offering costs will be written off

NOTE 2 - LONG -TERM DEBT

The Company's president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the Company, which was a violation of the banks' loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company, however, no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the Company.


Note payable to a bank,  payable in monthly  installments  of $21,961  including interest  at  prime  plus 1%,  final  payment  due  April,  2006 of  $2,744,836, collateralized by first position on substantially all of the assets owned by the
Company or hereinafter acquired.                                                 $2,744,836

The interest rate at December 31, 2000 was 10.50%. Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank, guaranteed by the Small Business Administration, payable in monthly installments of $9,444,  including interest based on 8.5 % prime plus
2%,  plus or minus  adjustments  quarterly  for  interest  rate  changes,  final amortized  balance due February  2023,  collateralized  by a second  position on substantially  all of the assets owned by the Company or  hereinafter  acquired.
The prime rate at December 31, 2000 was 9.50%.                                      978,972

Note  payable  to an  individual,  payable in  monthly  installments  of $4,825, including interest at 10%, final payment due February 2003,  collateralized by a
third position on the Company's real property.                                      484,173

Capitalized  lease  obligation,  payable in  monthly  installments  of  $28,854, including  interest  ranging from 12.4% to 14.4% and sales taxes,  final payment
due February 2004, collateralized by leased assets of the hotel.                    893,845

                                       40


Unsecured  installment  notes payable to two finance  companies,  $3,236 payable
monthly, including interest at 12.34% to 16.52% per annum, due 2005.                122,038
                                                                                 ----------

                Total long-term debt                                              5,223,864
                Less current maturities                                             287,309
                                                                                 ----------
                Long-term debt, net of current maturities                        $4,936,555
                                                                                 ==========




NOTE 2 - LONG -TERM DEBT (continued)


Maturities of long-term debt for the five years following December 31, 2000 are as follows:

                  2001                     $  287,309
                  2002                        325,253
                  2003                        820,070
                  2004                         95,698
                  2005                         41,847
                  Thereafter                3,653,687
                                            =========
                                            5,223,864

NOTE 3 - CAPITAL LEASE

The Company leases furniture and equipment, building and land improvements under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, these assets are capitalized as follows:

Land improvements                        $    137,715
Building improvements                         114,247
Furniture and equipment                     1,041,858
                                          -----------
                                            1,293,820
Less accumulated depreciation                 370,025
                                            ---------
                                         $    923,795

The following is a schedule of future annual minimum lease payments required under the lease together with their net present value as of December 31, 2000:

                  December 31,                                    Amount
                  ------------                                -------------
                       2001                                    $    346,245
                       2002                                         346,245
                       2003                                         346,245
                       2004                                          52,789
                                                              -------------

      Total minimum lease payments                                1,091,524
      Amount representing interest                                 (197,679)
                                                              -------------
      Present value of net minimum lease payments                   893,845
      Current portion                                              (246,442)
                                                              -------------
      Long-term capital lease obligation                      $     647,403
                                                              =============


NOTE 4 - RELATED PARTIES

A construction company owned by Supreme's president was the general contractor for the hotel, which was completed in late 1998 at a cost of approximately $2,400,000. Approximately $110,000 was paid to his construction company for supervision and reimbursement of costs incurred of which less than 50 percent was compensation. The project manager for the hotel's construction was a company owned by one of three shareholders of TVI which was paid approximately $58,000 for supervision services.

NOTE 4 - RELATED PARTIES (continued)

Since inception the president of the Company has provided financing to maintain the positive cash flow of the Company, substantially through personal and related party corporate loans, the majority of which were interest bearing from 8 to 10 percent per annum. As of December 31, 2000, these related party loans totaled $492,123 the majority of which are considered due within one year. During the year 2000 net loans from related parties totaled $168,387.

Included in the loans payable to related parties at December 31, 2000 are two loans that were obtained from a water district and the city prior to 2000. The latter of these loans is collateralized by an interest in the Company's real estate, whereas the other loan provides for termination of the water supply to the hotel in the event the loan becomes delinquent. Although the Company was delinquent in the monthly payments to the city, the city agreed to take no action provided the loan, which was due September 1, 2000, is paid off at the rate of $10,000 a month, commencing April, 2001. The balance of that loan at December 31, 2000 was $55,637.

The president and his wife are also the obligated on all long-term debt, as more fully explained in Note 2 of the notes to financial statements.

NOTE 5 - COMMON STOCK

At inception, the Company originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date. An additional 9,000,000 common shares were then issued to the TVI shareholders in a recapitalization of the Company.

In connection with the employment contract of the Company's president, as more fully described below, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company's outstanding shares during the term of his employment contract. The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

NOTE 6 - EMPLOYMENT CONTRACT

Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

NOTE 7 - OPTION AGREEMENT

In May 2000 the Company received an option from its president to acquire 2.61 acres of approved hotel property owned by him and located in Redding, California for $1,300,000, including predevelopment, use permit and building drawings. If acquired, a larger 3-story hotel would be constructed. The option expires in May 2001. The entire project is estimated to cost $5,850,000.

NOTE 8 - PAST DUE STATUS AND LOAN VIOLATIONS

Substantially all of the accounts payable at December 31, 2000, totaling $234,159 were past due based on their payment terms of which $104,000 consisted of real estate taxes, interest and penalties for the period from December, 1999 through May, 2000. The past due status and penalties added to real estate taxes are technical violations of both bank loans, however, the Company has verbal assurances that as long as the loan payments are currently maintained, and the Company timely and fully explains its reasons for any technical violations, the banks will not call the loan.

NOTE 9 - SUBSEQUENT EVENTS

The Company incurred substantial additional stock offering costs, principally auditing fees, subsequent to December 31, 2000, to enable it to comply with the filing requirements, on Form SB-2, of the Securities and Exchange Commission for the proposed offering of its securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Supreme Hospitality has not changed accountants and no disagreements on accounting or financial disclosure practices has occurred.

                                    PART II.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. No officer or director may be indemnified, however, where the officer or director committed intentional misconduct, fraud, or an intentional violation of the law.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $132,335.00. This includes:

               Attorney fees                                   $10,000.00
               CPA fees                                         62,037.00
               Consultant fees                                  55,000.00
               SEC filing fee                                    1,668.00
               NASD filing fee                                   1,130.00
               Transfer agent                                      500.00
               Material fees (postage, copies)                   2,000.00
               Total                                          $132,335.00
=========================================================================


RECENT SALES OF UNREGISTERED SECURITIES.

No unregistered securities have been sold by Temecula Valley Inn, Inc., or Supreme Hospitality formally know as Richwood, Inc. formally know as Grubstake, Inc.

EXHIBITS SCHEDULE

The exhibits marked with an "*" were filed with the company's original registration statement June 2000, or the SB-2/fith & sixth amendments. The remaining exhibits are filled with this amendment.


Exhibit         Description                                            Page

*3.1           Articles of Incorporation
*3.2           Amended Articles of Incorporation
*3.3           By-Laws
 5.1           Opinion Re: Legality                                    45
23.1           Consent                                                 46
*99.1          Special Meeting Board of Directors
*99.2          Agreement for the exchange of Common Stock
*99.3          Subscription Agreement

*99.4          Meeting of Board of Directors
*99.5          Employment Contract of Chief Executive
*99.6          Option Agreement
 99.7          Franchise Agreement
 99.8          Consulting Agreement
 99.9          Valley Independent Bank Note
 99.10         Temecula Valley Inn Insurance Policy
 99.11         Temecula Valley Bank Note
 99.12         Coop Note                                               47
 99.13         Signature Page                                          48



UNDERTAKINGS

The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT 5.1 OPINION RE: LEGALITY

March 30, 2001


Board of Directors
Supreme Hospitality
41919 Skywood Drive
Temecula, CA  92591-1877


Gentlemen,

         You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Supreme Hospitality, Inc. (the "Company") Common Stock, par value $0.0001 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). We have reviewed the Company's Company Charter, Registration Statement on Form SB-2 ("Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

            We are of the opinion that upon the declaration of effectiveness of the Form SB-2 the Common and Preferred Stock, when sold, will be legally issued, fully paid and non-assessable.

            This Opinion has been prepared for the use of the Company in connection with its registration statement on Form SB-2, and we hereby consent to the filing of this Opinion as an exhibit to such registration statement and to our firm being referenced under the caption "Opinions of Experts."





                                          Very truly yours,

                                         /s/ Scott T. Orsini
                                         --------------------
                                             Scott T. Orsini

EXHIBIT 23.1 CONSENT


To Whom It May Concern:                   July 12, 2001

The firm of Braverman & Company, P.C., Certified Public Accountant consents to the inclusion of their report of March 19, 2001, on the Financial Statements of Supreme Hospitality, as of March 19, 2001, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,

/s/  Braverman & Company
------------------------------
     Braverman & Company, P.C.
     Prescott, Arizona
     July 12, 2001

Exhibit 99.12


                                                           ESCROW NO.: 6911-LT
                          NOTE SECURED BY DEED OF TRUST

                       INSTALLMENT NOTE -INTEREST INCLUDED

 $500,000.00                  TEMECULA, CALIFORNIA             FEBRUARY 24, 1998

 IN INSTALLMENTS AND AS HEREIN STATED, FOR VALUE RECEIVED, I/WE, PROMISE TO PAY
TO

    DONALD W. COOP AND JENNEAN COOP, HUSBAND AND WIFE, AS COMMUNITY PROPERTY

     OR ORDER, AT TEMECULA, CALIFORNIA, OR AT PLACE DESIGNATED BY THE HOLDER(S) HEREOF, THE PRINCIPAL SUM OF FIVE HUNDRED

Thousand And 00/100 Dollars ($500,000.00) bearing interest at the rate of 10.0% per cent per annum commencing February 25, 1998. Interest only will accrue from February 25, 1998 and will be all due and payable on December 31, 1998. Then, Principal and interest will be payable in installments of $4,825.11 (Four Thousand Eight Hundred Twenty-Five and 11/100 Dollars) (20 year amortization), or more, on the same day of each and every calendar month, commencing on March 25, 1999 and continuing until February 25, 2003 at which time the entire unpaid principal balance, together with interest due thereon, shall become all due and payable.

This note is subject to section 2966 of the Civil Code, which provides that the holder of this note shall give written notice to the trustor, or his successor in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

The Deed of Trust securing this note contains the following: "This Deed of Trust is given and accepted upon the express provision that should the property hereinbefore described, or any part hereof, be conveyed or alienated by Trustor, either voluntarily or by operation of law, without Beneficiary's written consent, then all sums secured hereby shall, at Beneficiary's option, become immediately due and payable."

In the event any payment is not paid within 15 days of the due date, Trustor shall pay to Beneficiary a LATE CHARGE of 6 % in addition to each payment due and unpaid.

This Note is given and accepted as a portion of the purchase price.

Each payment shall be credited first on interest then due and the remainder, if any, on principal; and interest shall thereupon cease upon the principal so credited. Should default be made in the payment of any installment when due, then at any time during the continuance of such default the entire balance of principal and interest shall, at the option of the holder of this note become due and payable. Principal and interest payable in lawful money of the United States of America. I also agree to pay any and all costs of collection and a reasonable attorney's fee in case this note be not paid when due and an attorney be employed to enforce collection. This note is secured by a Deed of Trust to Spring Mountain Group, a California Corporation as Trustee, affecting the property located at: Vacant Land, Temecula, CA



-------------------------------                  -------------------------------
Larry W. Lang                                    Diana Lang

DO NOT DESTROY THIS NOTE: When paid, said original Note, together with the Deed of Trust securing same, must be surrendered to Trustee for cancellation and retention before reconveyance will be made.

EXHIBIT 99.13 SIGNATURE PAGE
                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California on July 12, 2001.

Supreme Hospitality

By:  /s/ Larry W.  Lang
-----------------------
Larry W. Lang
Chairman, Sole Director, President
And Secretary/Treasurer (Principal and
Financial Accounting Officer)